Exhibit 4.1

FORESTAR (USA) REAL ESTATE GROUP INC.

and

EACH OF THE GUARANTORS PARTY HERETO

8.500% SENIOR SECURED NOTES DUE 2022

INDENTURE

Dated as of May 12, 2014

U.S. Bank National Association

 as Trustee

Section 13.05	No Personal Liability of Directors, Officers, Employees and Stockholders	121
Section 13.06	Governing Law	121
Section 13.07	No Adverse Interpretation of Other Agreements	121
Section 13.08	Successors	121
Section 13.09	Severability	122
Section 13.10	Counterpart Originals	122
Section 13.11	Table of Contents, Headings, etc.	122

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE, dated as of May 12, 2014, among Forestar (USA) Real Estate Group Inc., a Delaware corporation (the “Company”), the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”).

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 8.500% Senior Secured Notes due 2022 (the “Notes”):

ARTICLE 1
DEFINITIONS

Section 1.01                             Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition Expenditures” means the amount of any hard and soft costs incurred by the Parent or any of its Restricted Subsidiaries or Joint Ventures that are not Restricted Subsidiaries (but only to the extent such costs of such Joint Ventures were borne by the Parent or its Restricted Subsidiaries) in connection with the acquisition of any Mineral Business, including the purchase price thereof, and out-of-pocket transactional costs and expenses paid in connection with such acquisition, but excluding therefrom general administrative and overhead costs and Development Expenditures.

“Act of Required Debtholders” means, as to any matter at any time:

(1)                                 prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Priority Collateral Trustee by, or on behalf of, or with the written consent of the holders of more than 50% of the sum of:

(a)                                 the aggregate outstanding principal amount of Priority Lien Debt (including the amount available to be drawn under outstanding letters of credit whether or not then available or drawn); and

(b)                                 other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; provided, however, that if at any time prior to the Discharge of Priority Lien Obligations the only remaining Priority Lien Obligations are Hedging Obligations, then the term “Act of Required Debtholders” will mean the holders of a majority of the aggregate “settlement amount” (or similar term) as defined in the Hedge Agreements (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount, if any, then due and payable by the Company and/or any other Pledgor (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements; provided further, that any Hedge Agreement with a “settlement amount” (or similar term) or termination payment that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of Required Debtholders;” and

(2)                                 at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding, and (b) votes will be determined in accordance with Section 7.2 of the Collateral Trust Agreement.

“Additional Assets” means:

(1)                                 any assets used or useful in a Permitted Business;

(2)                                 the Capital Stock of a Person that becomes a Restricted Subsidiary of the Parent as a result of the acquisition of such Capital Stock by the Parent or a Restricted Subsidiary of the Parent or the merger with or into any such Restricted Subsidiary or the Parent; or

(3)                                 Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Parent;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Permitted Business.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Adjusted Asset Value”  means, as of any date of determination, the sum of the following, without duplication: (a)  the Timberland Value; (b) the High Value Timberland Amount; (c) the Raw Entitled Land Value; (d) the Entitled Land Under Development Value; (e) the Non-Appraised Entitled Land Value; (f) the Non-Oil & Gas Mineral Business Enterprise Value; (g) the SIDR Reimbursements Value; (h) the Cibolo Resort SIDHT Value; (i) all other Real Estate (other than any Real Estate principally used in any Mineral Business) owned by the Parent and its Restricted Subsidiaries, valued at book value net of any Indebtedness; and (j) all assets (other than any assets principally used in any Mineral Business) held by Joint Ventures, valued at book value and net of any Indebtedness at the Joint Venture level, provided however, that only the Parent and its Restricted Subsidiaries’ respective pro rata share of such Joint Venture assets shall be taken into account for purposes of this definition; but excluding, for the avoidance of doubt, (i) all cash and cash equivalents and (ii) all Real Estate, properties or other assets principally used in any Mineral Business (including without limitation any Mineral Business held by a Joint Venture or any of the CREDO Entities) other than as set forth in clause (f) above.

“Adjusted Asset Value to Secured Debt Ratio” means, on any date, the ratio of:

(1)                                 the Adjusted Asset Value, to:

(2)                                 the aggregate principal amount of Secured Debt of the Parent and its Restricted Subsidiaries outstanding on such date (and, for this purpose, letters of credit will be deemed to have a principal amount equal to the face amount thereof, whether or not drawn).

In addition, for purposes of calculating the Adjusted Asset Value to Secured Debt Ratio, the Adjusted Asset Value attributable to discontinued operations, as determined in accordance with GAAP, will be excluded.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)                                 1.0% of the principal amount of the Note; or

(2)                                 the excess of:

(a)                                 the present value at such redemption date of (i) the redemption price of the Note at June 1, 2018, (such redemption price being set forth in the table appearing under Section 3.07 hereof) plus (ii) all required interest payments due on the Note through June 1, 2018, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                 the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Appraisal” means:

(1)                                 with respect to certain Real Estate, an appraisal of the value of certain Real Estate as described herein determined on a fair market value basis, performed by an independent MAI appraiser who is not an employee of the Company or a Guarantor; and

(2)                                 with respect to the Cibolo Resort SIDHT and the SIDR Reimbursements, an appraisal of the value of each asset on a fair market value basis, performed by an appraiser who is not an employee of the Company or a Guarantor.

“Asset Sale” means:

(1)                                 the sale, lease, conveyance or other disposition of any assets by the Parent or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.15 and 5.01 hereof, and not by the provisions of Section 4.10 hereof; and

(2)                                 the issuance of Equity Interests by any of the Parent’s Restricted Subsidiaries or the sale by the Parent or any of its Restricted Subsidiaries of Equity Interests in any of its Subsidiaries (in each case, other than (i) directors’ qualifying shares or (ii) shares required by applicable law to be held by a Person other than the Parent or any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)                                 any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2)                                 a transfer of assets between or among the Company, the Parent and the Parent’s other Restricted Subsidiaries;

(3)                                 an issuance of Equity Interests by a Restricted Subsidiary of the Parent to the Parent or any of its Restricted Subsidiaries;

(4)                                 (i) the sale, lease, license or other transfer of products, property (including real property), assets, services or accounts receivable in the ordinary course of business (including, without limitation, sales of timber and mineral and water rights in the ordinary course of business or pursuant to timber leases, timber cutting contracts, Mineral Rights Leases, any abandonment, farm-in, farm-out, or the forfeiture or other disposition of Mineral Rights Leases pursuant to standard form operating agreements or sales of rights to receive payment from any governmental or quasi-governmental authority) and (ii) any sale or other disposition of damaged, worn-out or obsolete assets or that are no longer useful in the Permitted Business (including, without limitation, the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Parent, no longer economically practicable to maintain or useful in the conduct of the business of the Parent or its Restricted Subsidiaries, taken as whole);

(5)                                 any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims;

(6)                                 the granting of Liens not prohibited by Section 4.12 hereof;

(7)                                 the sale or other disposition of cash or Cash Equivalents, or Investments in the ordinary course of business;

(8)                                 the settlement or early termination of any Permitted Bond Hedge Transaction or Permitted Capped Call Transaction and the settlement or early termination of any related Permitted Warrant Transaction;

(9)                                 a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

(10)                          the sale or other disposition of any assets that constitute Collateral, or any portion thereof or interest therein, but that have been released pursuant to Section 10.08 hereof;

(11)                          the sale of Lots from inventory in the ordinary course of business or the donation, dedication or other transfer of common areas, streets and similar areas in connection with the Development of real property;

(12)                          transfers, conveyances or other dispositions of any real property resulting from any condemnation or eminent domain;

(13)                          the cancellation of intercompany Indebtedness with the Parent or any of its Restricted Subsidiaries permitted under this Indenture;

(14)                          the termination, surrender or sublease of leases (as lessee), licenses (as licensee), subleases (as sublessee) and sublicenses (as sublicensee) in the ordinary course of business;

(15)                          the lease, sublease or license or sublicense of real or personal property, including patents, trademarks and other intellectual property rights that do not materially interfere with the business of the Parent or any of its Restricted Subsidiaries, taken as a whole;

(16)                          the settlement or write-off of accounts receivable in the ordinary course of business;

(17)                          any trade or exchange by the Parent or any of its Restricted Subsidiaries of real properties or other properties or assets for other properties or assets, including, without limitation, Oil and Gas Properties, owned or held by another Person, provided that the fair market value of the properties or assets traded or exchanged by the Parent or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the fair market value of the properties or assets (together with any cash) to be received by the Parent or such

Restricted Subsidiary as determined in good faith by the Parent, and provided further that any net cash received must be applied in accordance with Section 4.10 hereof;

(18)                          the granting of royalty interests or other interests in Oil and Gas Properties or other mineral properties to employees, consultants (or directors) in accordance with compensation arrangements customary for the Mineral Business industry or approved in good faith by the Board of Directors of the Parent or Senior Management;

(19)                          the assignment, or participation or farm-out, to a non-Affiliate of any working interest in Oil and Gas Properties having an aggregate value of up to $25.0 million;

(20)                          so long as no Default or Event of Default has occurred and is continuing, the sale or other disposition of, including through the sale or other distribution of Equity Interests of Subsidiaries whose assets solely consist of, all or any portion of any Mineral Business (excluding any cash, cash equivalents, accounts receivable and working capital related thereto or held by such Subsidiaries) at any time when both (a) the Adjusted Asset Value to Secured Debt Ratio exceeds 1.50:100 and (b) the Total Leverage Ratio is no greater than 4.25:1.00, in each case, determined on a pro forma basis for such sale or other disposition and in a manner that is otherwise consistent with the pro forma calculation to be made in connection with the determination of the Fixed Charge Coverage Ratio;

(21)                          the satisfaction of all or any portion of Seller Financing Obligations or Third Party Secured Obligations in connection with the enforcement of any security interest securing such Seller Financing Obligations or Third Party Secured Obligations; and

(22)                          the issuance, sale or other disposition of Equity Interests in (i) Joint Ventures or (ii) Subsidiaries, substantially all of which Subsidiaries’ or Joint Ventures’ assets are assets that, if disposed of separately, would not constitute an Asset Sale pursuant to the forgoing clauses, in a single transaction or series of related transactions.

“Balance Sheet Date” means December 31, 2013.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of the next 60 days.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                                 with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)                                 with respect to a member-managed limited liability company, the managing member or members or any controlling committee of managing members thereof;

(4)                                 with respect to a manager-managed limited liability company, the manager or any controlling board or committee of managers thereof; and

(5)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” has the meaning set forth in the Credit Agreement as in effect on the date hereof; provided that the Borrowing Base shall be reduced by the amounts, if any, by which of the portion of the Borrowing Base accounted for by clause (h) of the definition of “Borrowing Base” in such Credit Agreement would exceed fifty percent (50%) of the Borrowing Base; and provided further, that Section 9.3 of such Credit Agreement shall be disregarded for purposes of this definition.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock (whether common or preferred);

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)                                 United States dollars;

(2)                                 securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)                                 certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                 marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

(6)                                 demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100.0 million; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1.0 billion will not exceed $200,000;

(7)                                 securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody’s or by S&P at not less than “P-1” if then rated by Moody’s, and not less than “A-1,” if then rated by S&P;

(8)                                 mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody’s or by S&P at not less than “Aa” if then rated by Moody’s and not less than “AA” if then rated by S&P; and

(9)                                 shares of so-called “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (1) through (8) and have total assets in excess of $50.0 million.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)                                 the adoption of a plan relating to the liquidation or dissolution of the Company or the Parent;

(3)                                 the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) other than the Parent or another Guarantor that is a Restricted Subsidiary of the Parent, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company or the Parent, measured by voting power rather than number of shares;

(4)                                 the first day on which the Parent ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of the Company.

Notwithstanding the foregoing, the consummation of any transaction in which the Parent becomes a Subsidiary of another Person (the “Ultimate Parent”) shall not constitute a Change of Control, so long as immediately following such transaction, (a) one or more Persons who Beneficially Owned a majority of the Voting Stock of the Parent immediately prior to such transaction continue to Beneficially Own at least a majority of Voting Stock of such Ultimate Parent immediately after such transaction and (b) no Person (other than the Ultimate Parent, the Parent or another Guarantor that is a Restricted Subsidiary of the Parent,) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company or the Parent, measured by voting power rather than number of shares.

“Clearstream” means Clearstream Banking, S.A.

“Cibolo Notes” means up to $45.0 million aggregate principal amount of notes to be issued by Cibolo Canyons Special Improvement District pursuant to the Economic Development Agreement.

“Cibolo Resort” means the JW Marriott San Antonio Hill Country Resort & Spa located in the Cibolo Canyons development near San Antonio, Texas.

“Cibolo Resort SIDHT” means all amounts payable to the Company under the Economic Development Agreement.

“Cibolo Resort SIDHT Value” means as of any determination date, the value of the Cibolo Resort SIDHT as determined by the most recent Appraisal thereof, and as assigned to the Company by Marriott International, Inc. pursuant to that certain Master Assignment and Assumption Agreement, dated as of June 13, 2007, among the Company, SA Real Estate, LLP and Marriott International, Inc.

“Class” means (1) in the case of Parity Lien Obligations, every Series of Parity Lien Debt and all other Parity Lien Obligations, taken together, and (2) in the case of Priority Lien Obligations, every Series of Priority Lien Debt and all other Priority Lien Obligations, taken together.

“Collateral” means all property and assets that from time to time are subject to a Lien securing the Priority Lien Obligations.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement of even date with this Indenture among the Company, the Guarantors, the Credit Agreement Agent, the Priority Collateral Agent, the Trustee and the Collateral Trustee.

“Collateral Trustee” means U.S. Bank National Association, in its capacity as collateral trustee under the Collateral Trust Agreement, together with its successors in such capacity.

“Company” means Forestar (USA) Real Estate Group Inc., and any and all successors thereto.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)                                 provision for taxes based on income or profits, plus franchise or similar taxes, of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)                                 the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)                                 any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(4)                                 any non-cash after-tax loss from disposed or discontinued operations, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(5)                                 other non-cash items (other than any such non-cash items to the extent it represents amortization of a prepaid cash expense that was paid in a prior period or an accrual of or reserve for cash expenditures in any future period), including, without limitation, non-cash rent expense, non-cash costs of sales, non-cash expense from any employee benefit plan or stock option plan and non-cash loss on sale or disposition of assets, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(6)                                 any fees, expenses or charges (other than depreciation, depletion or amortization expense) related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including such fees, expenses and charges relating to the offering of the Notes, any Permitted Convertible Indebtedness Call Transaction and the Credit Facilities, in each case, to the extent that such fees, expenses or charges were deducted in computing Consolidated Net Income; plus

(7)                                 depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, exploration expense and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment, exploration expense and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(8)                                 the amount of cost savings projected by such Person in good faith to be realized as a result of actions taken or expected to be taken prior to or during such period (calculated on a pro forma basis as though such cost savings, operational improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings, operational improvements and synergies are reasonably identifiable and factually supportable and (y) the aggregate amount of cost savings added pursuant to this clause (8) shall not exceed the greater of (i) $10.0 million and (ii) 10.00% of the Consolidated EBITDA of such Person for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(9)                                 the amount of any minority interest expense of any Restricted Subsidiary, to the extent deducted in computing such Consolidated Net Income; plus

(10)                          to the extent actually reimbursed (and to the extent such reimbursement proceeds are not included in computing such Consolidated Net Income), expenses incurred to the extent covered by indemnification provisions in any agreement in connection with an acquisition; minus

(11)                          any foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus

(12)                          non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and any items that represent the reversal in such period of any accrual of, or cash reserve for, anticipated charges made in any prior period, which accrual or reserve was recorded after the date of this Indenture;

in each case, on a consolidated basis and determined in accordance with GAAP

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person for such period, on a consolidated basis,

determined in accordance with GAAP, except that contributions or other transfers of real property owned or leased to one or more Joint Ventures shall be considered a “sale” with 100% of any resulting “gain on sale” included in Consolidated Net Income for the fiscal quarter in which such contributions or transfers occurs notwithstanding any requirement for any computation to be made in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)                                 all extraordinary gains, losses or expenses and all gains and losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain or loss, will be excluded;

(2)                                 solely for the purpose of making the calculation under Section 4.07(b)(3) hereof, the net income (but not loss) of any Person that is not a Restricted Subsidiary of the specified Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3)                                 solely for purposes of making the calculation under Section 4.07(b)(3) hereof, the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than pursuant to Indebtedness permitted by this Indenture) unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(4)                                 the cumulative effect of a change in accounting principles will be excluded;

(5)                                 any non-cash net gain or loss resulting in such period from Hedging Obligations will be excluded;

(6)                                 any non-cash loss from the write-down or impairment of assets and non-cash expenditures arising out of purchase accounting adjustments with respect to re-valuing assets and liabilities will be excluded; and

(7)                                 solely for purposes of making the calculation under Section 4.07(b)(3) hereof, any net income attributable to up to $45.0 million in payments received by the Company under the Economic Development Agreement in connection with the issuance of the Cibolo Notes by the Cibolo Canyons Special Improvement District will be excluded.

“Consolidated Tangible Net Worth” means the amount by which Consolidated Total Assets exceeds Consolidated Total Liabilities less, to the extent included in Consolidated Total Assets, the sum of:

(1)                                 the total book value of all assets of a Person and its Restricted Subsidiaries properly classified as intangible assets under GAAP, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; provided that goodwill associated with the acquisition of Credo in an amount not to exceed $50.0 million in the aggregate shall not be deducted in determining Consolidated Tangible Net Worth; plus

(2)                                 all amounts representing any write-up in the book value of any assets of a Person and its Restricted Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

(3)                                 all amounts representing minority interests which are applicable to third parties.

“Consolidated Total Assets” means all assets of a Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Liabilities” means all liabilities of a Person, its Restricted Subsidiaries and their allocable share of liabilities of their respective Subsidiaries determined on a consolidated basis in accordance with GAAP, and all Indebtedness of such Person and its Restricted Subsidiaries, whether or not so classified

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Convertible Indebtedness” means Indebtedness of the Parent or the Company (which may be guaranteed by the Parent and any of its Restricted Subsidiaries) existing on the date of this Indenture or permitted to be incurred under the terms of this Indenture that is either (a) convertible into common stock of the Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable or exchangeable for common stock of the Parent and/or cash (in an amount determined by reference to the price of such common stock).

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain Second Amended and Restated Revolving and Term Credit Agreement, dated as of September 14, 2012, by and among the Company, the Parent, certain wholly owned subsidiaries of the Company, the financing parties from time to time party thereto as lenders, and KeyBank National Association, as administrative agent for the lenders thereunder, as amended by the First Amendment dated as of March 14, 2014, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, together with any initial or subsequent amendments, supplements, modifications, increases, extensions, renewals, restatements, refinancings or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that initially or subsequently replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such initial or subsequent replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder, alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Credit Agreement Agent” means, at any time, the Person(s) serving at such time as the “Agent” or “Administrative Agent” under the Credit Agreement or any other representative then most recently designated in accordance with the applicable provisions of the Credit Agreement, together with its successors in such capacity.

“Credit Facilities” means, one or more debt facilities (including without limitation the Credit Agreement), commercial paper facilities and indentures, in each case, with banks, other institutional lenders, or other financing sources providing for revolving credit loans, term loans, notes, bonds, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether prior to, upon or after the scheduled termination thereof) or refinanced whether by the same or any other agents or lenders (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, whether pursuant to one or more agreements.

“Credo” means Forestar Petroleum Corporation (formerly known as Credo Petroleum Corporation).

“Credo Entities” means, collectively, Credo and the Credo Subsidiaries, any of which may be sometimes referred to individually as a Credo Entity.

“Credo Subsidiaries” means SECO Energy Corporation, a Nevada corporation, and United Oil Corporation, an Oklahoma corporation, both of which are wholly owned by Credo, and each other Subsidiary of Credo.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with the operations of the Company and/or its Affiliates and not for speculative purposes

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Deemed Capitalized Leases” means obligations of Parent or any Restricted Subsidiary of Parent that are classified as “capital lease obligations” under GAAP due to the application of ASC Topic 840 or any subsequent pronouncement having similar effect and, except for such regulation or pronouncement, such obligation would not constitute a Capital Lease Obligation.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Development” means a residential community, commercial development, mixed use residential and commercial community or industrial development or any other project or development (excluding, for the avoidance of doubt, any Mineral Activity) developed by the Parent or any of its Restricted Subsidiaries or Joint Ventures.

“Development Expenditures” means the amount of any hard and soft costs incurred by the Parent or any of its Restricted Subsidiaries or Joint Ventures that are not Restricted Subsidiaries (but only to the extent such costs of such Joint Ventures were borne by the Parent or its Restricted Subsidiaries) in connection with the development of any Mineral Business, including infrastructure costs, but excluding therefrom general administrative and overhead costs, and Acquisition Expenditures.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1)                                 termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2)                                 indefeasible payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);

(3)                                 discharge, cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document), or other arrangements satisfactory to the Priority Lien Representative of all outstanding letters of credit constituting Priority Lien Debt; and

(4)                                 indefeasible payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time);

provided that, if, at any time after the Discharge of Priority Lien Obligations has occurred, the Company enters into any Priority Lien Document evidencing a Priority Lien Debt which incurrence is not prohibited by the applicable Secured Debt Documents, then such Discharge of

Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of the Collateral Trust Agreement with respect to such new Priority Lien Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which the Company designates such Indebtedness as Priority Lien Debt in accordance with the terms of the Collateral Trust Agreement, the obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of the Collateral Trust Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in the Collateral Trust Agreement and any Parity Lien Obligations shall be deemed to have been at all times Parity Lien Obligations and at no time Priority Lien Obligations.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Parent to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Parent and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“Economic Development Agreement” means the Economic Development Agreement dated as of January 12, 2006 among Cibolo Canyons Special Improvement District, the Company, Marriott International, Inc., and Bexar County, Texas, as amended by the First Amendment to Economic Development Agreement dated October 30, 2006.

“Entitled Land Under Development” means Real Estate (other than Real Estate principally used in any Mineral Business) owned in fee simple absolute by the Parent or any of its Restricted Subsidiaries, together with all other Real Estate (other than Real Estate principally used in any Mineral Business) acquired thereafter in fee simple absolute, in each case for which all material required zoning, utilities and development permits and approvals have been obtained and for which the Parent or any of its Restricted Subsidiaries has commenced construction for a Development.

“Entitled Land Under Development Value” means, as of any date of determination, the aggregate value of all Entitled Land Under Development valued on the basis of an “as is,” MAI Appraisal covering at least 75% of the remaining Lot portfolio and at least 75% of the remaining commercial acreage, with all other Entitled Land Under Development to be valued at its book value.  The initial Entitled Land Under Development Value shall be determined based upon an “as is,” MAI Appraisal most recently delivered under the Credit Agreement or otherwise obtained by the Parent or any of its Restricted Subsidiaries prior to the date of this Indenture.  All Development Expenditures incurred by the Parent and its Restricted Subsidiaries with respect to the development of the Entitled Land Under Development subsequent to the most recent Appraisal shall be added to the Entitled Land Under Development Value, and such amount shall also be reduced by the value of any parcels or Lots sold since the prior Appraisal date, in each case without duplicating any post-closing adjustments resulting from any updated Appraisals.  Entitled Land Under Development Value shall also be increased or decreased, as the case may be, as and to the extent provided in the definition of Non-Appraised Entitled Land Value, without duplication.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock, including Convertible Indebtedness).

“Equity Offering” means a public or private sale (other than to a Subsidiary of the Parent) of Equity Interests of the Parent or any other direct or indirect parent of the Parent to the extent that the net proceeds therefrom are contributed to the common equity capital of the Parent (other than Convertible Indebtedness or a Permitted Warrant Transaction).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means each of FirstLand Investment Corporation, LIC Ventures Inc., Forestar Multifamily Fund GP LLC, CL Texas I GP, L.L.C.

“Existing Indebtedness” means all Indebtedness (other than the Notes, the Note Guarantees and Indebtedness under the Credit Agreement) of the Parent and the Parent’s Subsidiaries and Joint Ventures, including any guarantees thereof, in existence on the date of this Indenture, including any Permitted Refinancing Indebtedness in respect thereof.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Parent or, with respect to a value less than $5.0 million, by the chief financial officer, chief accounting officer or controller of the Parent or the Company (unless otherwise provided in this Indenture), which determination shall be conclusive.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the

“Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                 acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)                                 the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)                                 the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)                                 any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)                                 any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;

(6)                                 interest on any Indebtedness that is revolving credit Indebtedness calculated on a pro forma basis shall be calculated based upon the average daily balance of such Indebtedness during the applicable four-quarter reference period; and

(7)                                 if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, including amortization of debt issuance costs and original issue discount, non-cash interest payments (excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), the interest component of any deferred payment obligations and the interest component of all payments (excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP) associated with Capital Lease Obligations (but excluding any interest expense attributable to Deemed Capitalized Leases), commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings (net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates), and excluding amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge commitment or other financing fees; plus

(2)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                 any interest on Indebtedness of another Person that is guaranteed by such Person or one or more of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one or more of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)                                 the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Parent (other than Disqualified Stock) or to the Parent or a Restricted Subsidiary of the Parent, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; minus

(5)                                 interest income for such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means the Parent and any Subsidiary of the Parent that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedge Agreement” means (a) any Interest Rate Agreement or Currency Agreement, and (b) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; in each case, provided, that the obligations under any such agreement have been designated as (or otherwise constitute) Priority Lien Obligations in accordance with and pursuant to the requirements of the Collateral Trust Agreement.

“Hedge Provider” means the counterparty to the Company or any Affiliate of the Company under any Hedge Agreement.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any Hedge Agreement.  For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute a Hedging Obligation.

“High Value Timberland” has the meaning set forth in the Credit Agreement as in effect on the date of this Indenture.

“High Value Timberland Amount” means, as of any determination date, the value of the High Value Timberland as determined by the most recent evaluations performed by an MAI appraiser covering at least 75% of the total acreage of the High Value Timberland, with the remainder of the High Value Timberland valued at the average per acre price determined in the evaluations performed by an MAI appraiser.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of the Parent whose total assets, as of that date, are less than 5% of Consolidated Total Assets of Parent and its Restricted Subsidiaries on a consolidated basis determined as of the last day of the most recent fiscal quarter of Parent for which internal financial statements are available; provided that Immaterial Subsidiaries shall not, collectively, have total assets that exceed 10% of the Consolidated Total Assets of Parent and its Restricted Subsidiaries; provided further that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Parent, the Company or any other Restricted Subsidiaries.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)                                 in respect of borrowed money;

(2)                                 evidenced by or issued in exchange for bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                 in respect of banker’s acceptances;

(4)                                 representing Capital Lease Obligations;

(5)                                 representing the balance deferred and unpaid of the purchase price of any property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business) due more than one year after such property is acquired or such services are completed; or

(6)                                 representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP, but excluding Deemed Capitalized Leases.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $250.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Insolvency or Liquidation Proceeding” means:

(1)                                 any case commenced by or against the Company or any other Pledgor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization, receivership, liquidation or adjustment or marshalling of the assets or liabilities of the Company or any other Pledgor, any receivership or assignment for the benefit of creditors relating to the Company or any other Pledgor or any similar case or proceeding relative to the Company or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

(2)                                 any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)                                 any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any of its Affiliates against fluctuations in interest rates and is not for speculative purposes.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees but excluding extensions of trade credit, accounts receivables and deposits made in the ordinary course of business), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that a change in GAAP that results in an item that was not previously classified as an investment becoming an investment shall not be deemed an additional Investment under this Indenture. If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent, the Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Parent’s

Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.  The acquisition by the Parent or any Restricted Subsidiary of the Parent of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof.  Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“JV Holdco” means any Subsidiary of Parent, all of the assets of which are Equity Interests in one or more Joint Ventures other than any de minimis assets as determined in good faith by the Board of Directors or Senior Management of the Parent.

“Joint Venture” means any Person (including non-wholly owned Subsidiaries) in which any of the Parent or any of its Restricted Subsidiaries is directly the owner of any Equity Interest, provided that such Equity Interest (taken together with all Equity Interests, if any, owned by the Parent or any of its other Restricted Subsidiaries in such Person) constitutes less than all of the issued and outstanding Equity Interests of such Person.

“Leases” means leases, licenses and agreements whether written or oral, relating to the use or occupancy of any real property, including, without limitation, hunting leases, timber leases and Mineral Rights Leases.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, deed of trust, deed to secure debt, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Lien Sharing and Priority Confirmation” means:

(1)                                 as to any Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in this Indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt, each existing and future Priority Lien Representative and each existing and future holder of Permitted Liens which are senior to the Liens securing the Notes:

(a)                                 that each series of Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any other

Pledgor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of each series of Parity Lien Obligations equally and ratably;

(b)                                 that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and order of application of proceeds from the enforcement of Parity Liens; and

(c)                                  consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and other Security Documents; and

(2)                                 as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the credit agreement or other agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt, each existing and future Parity Lien Representative and each existing and future holder of Permitted Liens which are senior to the Liens securing the Notes:

(a)                                 that each series of Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Company or any other Pledgor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of each series of Priority Lien Obligations equally and ratably;

(b)                                 that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Priority Liens and order of application of proceeds from the enforcement of Priority Liens; and

(c)                                  consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and other Security Documents.

“Lot” or “Lots” means an individual residential lot located or to be located on Entitled Land Under Development or Non-Appraised Entitled Land and designated on the final subdivision plat, map or filing (or in the case of Entitled Land Under Development or Non-Appraised Entitled Land, an individual lot designated on an approved tentative tract map, preliminary plat map, preliminary subdivision plat or similar plat or map) and including any related community or commercial lot(s) relating to the amenities for that Development.

“Mineral Activity” means the exploration, extraction, mining, processing, production, storage, transportation or handling of any coal, oil, gas, related liquid hydrocarbons or any other mineral or related marketable substance (including water).

“Mineral Business” means the business of the Parent or any of its Restricted Subsidiaries in respect of Mineral Activity or otherwise consisting of realizing lease and royalty payments from oil, gas, water and other mineral interests.

“Mineral Business Capital Expenditures” means all Development Expenditures and Acquisition Expenditures incurred by the Company and its Restricted Subsidiaries and Joint Ventures in or with respect to any Mineral Business.

“Mineral Rights Lease” means any Lease, joint operating agreement, operating agreement, joint venture agreement, oil and gas partnership agreement, division order or other agreement pursuant to which any Loan Party grants one or more third-parties the right to conduct Mineral Activity on real property owned or leased by the Parent or any of its Restricted Subsidiaries or in which Parent or such Restricted Subsidiary has rights interests, obligations or privileges.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“Net Proceeds” means the aggregate amount of cash proceeds and Cash Equivalents received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Appraised Entitled Land” means Real Estate (other than Real Estate principally used in any Mineral Business) held from time to time and owned in fee simple absolute by the Parent or any of its Restricted Subsidiaries or a Joint Venture for which all material required zoning, utilities and development permits and approvals have been obtained in connection with a proposed Development, but for which an Appraisal has not been obtained by Parent or any of its Restricted Subsidiaries.  Once an Appraisal shall have been obtained, such Real Estate (if owned by the Parent or any of its Restricted Subsidiaries) shall thereafter cease to be Non-Appraised Entitled Land and shall instead be treated as Raw Entitled Land or Entitled Land Under Development, as the case may be.

“Non-Appraised Entitled Land Value” means, as of any date of determination, the aggregate value of all Non-Appraised Entitled Land valued at current book value.  Non-Appraised Entitled Land Value shall not be included except as follows: with respect to any Non-Appraised Entitled Land acquired and owned by the Parent or any of its Restricted Subsidiaries after the date of this Indenture and for which the Appraisal required to convert such Non-Appraised Entitled Land into Raw Entitled Land or Entitled Land Under Development (as the case may be) shall have not been obtained, the book value of such Non-Appraised Entitled Land shall temporarily be included as part of Raw Entitled Land Value or Entitled Land Under Development Value (depending upon whether such Non-Appraised Entitled Land would qualify as Raw Entitled Land or Entitled Land Under Development if the requisite Appraisal had been obtained) until such time as Appraisals are delivered or obtained.  Upon obtaining or the delivery of such Appraisal, such Non-Appraised Entitled Land shall thereafter cease to be Non-Appraised Entitled Land and shall instead be treated as Raw Entitled Land or Entitled Land Under Development, as the case may be.

“Non-Oil & Gas Mineral Business Enterprise Value” means, as of any date of determination, an amount equal to the product of (a)  Consolidated EBITDA of Parent and its Restricted Subsidiaries derived from the Mineral Business (including Consolidated EBITDA attributable to the approximately 590,000 net mineral acres owned by the Parent and its Restricted Subsidiaries as of the date of this Indenture, but exclusive of all other operations and activities attributable or related to Oil and Gas Properties, including without limitation those conducted by the Credo Entities) for the most recently completed four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, multiplied by (b) four (4).

“Non-Recourse Assets” means real property owned or leased (as lessee or sublessee) other than Collateral, all rights related thereto (including contract rights), the improvements and leases thereon and the rents and profits thereof and all proceeds of any of the foregoing which are of the type customarily transferred or in respect of which security interests or mortgages are customarily granted in connection with the non-recourse financing of real property and which, to the extent permitted under this Indenture, which may be sold, transferred or otherwise conveyed by the Parent or any of its Restricted Subsidiaries to an SPE Subsidiary or directly to the provider(s) of such financing (or an agent on its or their behalf) in connection with the incurrence of Non-Recourse Debt permitted under this Indenture.

“Non-Recourse Debt” means, with respect to any SPE Subsidiary, Indebtedness as to which neither the Parent nor any of its Restricted Subsidiaries other than such SPE Subsidiary or an SPE Parent Subsidiary of such SPE Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, in each case, other than as permitted by this Indenture.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture, whether at the date of this Indenture or any time thereafter.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Secured Obligations.

“Oil and Gas Properties” means all right, title and interest of the Parent and its Restricted Subsidiaries in and to oil and gas leases and any oil and gas interests, royalty and overriding royalty interests, production payments, net profits interests, oil and gas fee interests, and other rights therein including any reversionary or carried interests relating to the foregoing, together with any right, title or interest created by or arising under the terms of any unitization, communization and pooling agreements or arrangements, and all property, interests and rights covered thereby, whether arising by contract, by order, or by operation of law, which now or hereafter include all or any part of the foregoing, whether or not constituting Real Estate.

“Officer” means, with respect to any Person, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Chief Administrative Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company or the Parent by an Officer of the Company or the Parent, as applicable, that meets the requirements of Section 13.02 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.02 hereof.  The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Parent” means Forestar Group Inc. and any and all successors thereto.

“Parity Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Company or any other Pledgor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1)                                 the Notes issued on the date on the date of this Indenture and the Note Guarantees related thereto;

(2)                                 any other Indebtedness (including the Notes and Additional Notes) of the Company and guarantees thereof by the Parent and the Guarantors that is secured equally and ratably with the Notes by a Parity Lien that was permitted to be incurred and so secured under clauses (2) or (3) of the definition of “Permitted Liens”; provided, in the case of any Indebtedness referred to in clause (2) of this definition, that:

(a)                                 on or before the date on which such Indebtedness is incurred by the Company or by a Restricted Subsidiary of the Company, such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to each Parity Lien Representative, the Collateral Trustee and the Priority Collateral Trustee, as “Parity Lien Debt” for the purposes of the Secured Debt Documents; provided, that no Obligation or Indebtedness may be designated as both Parity Lien Debt and Priority Lien Debt;

(b)                                 such Indebtedness is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c)                                  all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied in all material respects (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Collateral Trustee and the Priority Collateral Trustee obtains an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Documents” means, collectively, this Indenture, the Notes, the Security Documents and the indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect of Parity Lien Debt.

“Parity Lien Representative” means:

(1)                                 in the case of the Notes, the Trustee; or

(2)                                 in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and (a) is appointed as a Parity Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Bond Hedge Transaction” means any call option (or substantively equivalent derivative transaction) on the Parent’s common stock purchased by the Parent in connection with the issuance of any Convertible Indebtedness, with a strike price or exercise price (howsoever defined) initially equal to the conversion or exchange price (howsoever defined) of the related Convertible Indebtedness (subject to rounding); provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Parent from the sale of any related Permitted Warrant Transaction, if any, does not exceed the net proceeds received by the Parent from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Business” means any business that is the same as, or reasonably related, ancillary or complementary to, or a reasonable extension of, any of the businesses in which the Company, the Parent and the Parent’s other Restricted Subsidiaries are engaged on the date of this Indenture.

“Permitted Capped Call Transaction” means any call option (or substantively equivalent derivative transaction) on the Parent’s common stock purchased by the Parent in connection with the issuance of any Convertible Indebtedness, with a strike price or exercise price (howsoever defined) initially equal to the conversion or exchange price (howsoever defined) of the related Convertible Indebtedness (subject to rounding) and with a limit on the amount deliverable to the Parent upon exercise thereof based on a cap or upper strike price (howsoever defined); provided that the purchase price for such Permitted Capped Call Transaction (together with the purchase price for any Permitted Bond Hedge Transaction purchased by the Parent in connection with the issuance of such Convertible Indebtedness) does not exceed the net proceeds received by the Parent from the sale of such Convertible Indebtedness issued in connection with the Permitted Capped Call Transaction (less the proceeds received by the Parent from any Permitted Warrant Transaction sold by the Parent in connection with the issuance of such Convertible Indebtedness).

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction, any Permitted Warrant Transaction and any Permitted Capped Call Transaction.

“Permitted Investments” means:

(1)                                 any Investment in the Parent or in a Restricted Subsidiary of the Parent;

(2)                                 any Investment in Cash Equivalents, Seller Financing Obligations or Third Party Secured Obligations, including the satisfaction of all or any portion of Seller Financing Obligations or Third Party Secured Obligations in connection with the enforcement of any security interest securing such Seller Financing Obligations or Third Party Secured Obligations and the acquisition of the collateral providing security therefor;

(3)                                 any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary of the Parent; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;

(4)                                 any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(5)                                 any acquisition of assets or Capital Stock of any Person or other Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent or any of its Restricted Subsidiaries;

(6)                                 any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Parent or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)                                 Investments represented by Hedging Obligations;

(8)                                 loans or advances to officers, directors or employees made in the ordinary course of business of the Parent or any Restricted Subsidiary of the Parent (A) in an aggregate principal amount not to exceed $5.0 million at any one time outstanding or (B) in respect of payroll, travel, moving and other expenses;

(9)                                 repurchases of the Notes;

(10)                          any guarantee of Indebtedness permitted to be incurred by Section 4.09 hereof, other than a guarantee of Indebtedness of an Affiliate of the Parent that is not a Restricted Subsidiary of the Parent except as permitted by clause (17) of the definition of “Permitted Debt”;

(11)                          any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Indenture or (b) as otherwise permitted under this Indenture;

(12)                          Investments acquired after the date of this Indenture as a result of the acquisition by the Parent or any Restricted Subsidiary of the Parent of another Person, including by way of a merger, amalgamation or consolidation with or into the Parent or any of its Restricted Subsidiaries, or the acquisition of all or substantially all of the assets of another Person, including Investments made pursuant to binding commitments existing on the date of such acquisition, in each case, in a transaction that is not prohibited by Article 5 hereof after the date of this Indenture to the extent that such Investments (or such binding commitments) were not made in contemplation of such acquisition, merger, amalgamation or consolidation;

(13)                          Permitted Bond Hedge Transactions or Permitted Capped Call Transactions which constitute Investments;

(14)                          subject to the restrictions set forth in the final paragraph of this definition, Permitted Minerals Investments;

(15)                          Investments in Joint Ventures engaged in a Permitted Business that, if such Joint Venture is not a Restricted Subsidiary, comply with Section 4.11 hereof:

(I)                                   if, at the time of such Investment and after giving pro forma effect thereto,

(a)                                 no Default or Event of Default has occurred and is continuing;

(b)                                 the Parent would, at the time of such Investment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(c)                                  the Borrowing Base is not less than 120% of the then outstanding aggregate principal amount of Notes and the other Priority Lien Obligations and Parity Lien Obligations; or

(II)                            such Investment, together with other Investments made pursuant to this clause (II), do not exceed $100.0 million in the aggregate; provided the Parent will be permitted to classify such Investment on the date of its incurrence, or later reclassify all or a portion of such Investment, under either clause (I) or (II);

(16)                          the acquisition of real estate by Restricted Subsidiaries (including Investments in real estate and related assets in the form of the acquisition of Indebtedness secured by such real estate and related assets) in the ordinary course of business;

(17)                          prepaid expenses and extensions of trade credit in the ordinary course of business;

(18)                          Investments (including Indebtedness and other Obligations) received in connection with the bankruptcy or reorganization of customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers in the ordinary course of business;

(19)                          Investments in an SPE Subsidiary in connection with the incurrence of Non-Recourse Debt by such SPE Subsidiary permitted by this Indenture; provided that any such Investment in an SPE Subsidiary is in the form of (i) a contribution of additional Non-Recourse Assets or as common equity, or (ii) Permitted Recourse Undertakings in connection with such Non-Recourse Debt;

(20)                          Investments in real property owned or leased (as lessee or sublessee) in the form of undivided interests received as distributions from in a Joint Venture; and

(21)                          Investments in an aggregate amount since the date of this Indenture not to exceed, at the time of the Investment, the greater of (x) $50.0 million and (y) 7.50% of Parent’s Consolidated Tangible Net Worth.

Notwithstanding the foregoing, neither the Parent nor any of its Restricted Subsidiaries may directly or indirectly incur or make any Mineral Business Capital Expenditures (including without limitation through Investments in Joint Ventures pursuant to clause (15) of the definition of “Permitted Investments” that are used to make such Mineral Business Capital Expenditures);

provided that the Parent and its Restricted Subsidiaries may incur or make Mineral Business Capital Expenditures in an aggregate amount since the date of this Indenture not to exceed the sum, without duplication, of (i) (a) $250.0 million plus (b) up to an additional $35.0 million in any calendar year plus (c) the aggregate amount of Mineral Business Capital Expenditures permitted (but not previously made) in preceding calendar years pursuant to clause (i)(b) of this sentence, (ii) the net proceeds from the sale or other disposition of all or any portion of any Mineral Business (excluding, in each case, cash, cash equivalents, accounts receivable and working capital related thereto or held thereby, any such net proceeds applied pursuant to clause (13) of Section 4.07(c) hereof and any such net proceeds applied to make any Mineral Business Capital Expenditure at any time when this sentence does not apply as a result of the operation of the succeeding sentence) and (iii) the aggregate amount of Restricted Payments permitted to be made at such time pursuant to Section 4.07(a) hereof and Sections 4.07(c)(2) and 4.07(c)(16) hereof and the aggregate amount of Permitted Investments permitted to be made pursuant to clause (21) of the definition of “Permitted Investments” (provided that in each case the amount of Restricted Payments and Permitted Investments permitted thereunder shall be reduced by the amount of such Mineral Business Capital Expenditures).  Furthermore, the preceding sentence shall not apply to any Mineral Business Capital Expenditures made at any time when the Adjusted Asset Value to Secured Debt Ratio exceeds 1.50:1.00 determined on a pro forma basis for such Mineral Business Capital Expenditure and in a manner that is otherwise consistent with the pro forma calculation to be made in connection with the determination of the Fixed Charge Coverage Ratio and Mineral Business Capital Expenditures made at such time shall not reduce the amount of Mineral Business Capital Expenditures permitted to be made during subsequent periods under the preceding sentence.

“Permitted Liens” means:

(1)                                 Liens held by the Priority Collateral Trustee securing (A) Priority Lien Debt in an aggregate principal amount not exceeding the Priority Lien Cap, (B) Hedging Obligations designated as (or otherwise constituting) Priority Lien Obligations and (C) all related Priority Lien Obligations;

(2)                                 Liens securing Parity Lien Debt consisting of: (a) the Notes issued on the date of this Indenture (and related Note Guarantees), (b) Indebtedness incurred pursuant to Section 4.09(b)(1) hereof solely to the extent that such Indebtedness does not constitute Priority Lien Debt as to which clause (1) of this definition of “Permitted Liens” applies and (c) up to $100.0 million of Indebtedness incurred pursuant to Section 4.09(b)(22) hereof;

(3)                                 Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a)                                 the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements, replacements and accessions to, such property or assets, or proceeds, dividends or distributions thereof);

(b)                                 the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, commissions and discounts, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; and

(c)                                  the new Lien has the same (or lesser) priority with respect to the Notes as the original Lien (including Priority Liens and Parity Liens);

(4)                                 other Liens securing obligations that do not exceed the greater of (x) $10.0 million and (y) 1.50% of Parent’s Consolidated Tangible Net Worth at any one time outstanding;

(5)                                 Liens on the Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

(6)                                 Liens in favor of the Company or the Guarantors;

(7)                                 Liens on property or assets of a Person existing at the time such Person becomes a Restricted Subsidiary of the Parent or is merged with or into or consolidated with the Parent or any Restricted Subsidiary of the Parent; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Parent or such merger or consolidation and do not extend to any property or assets (including improvements thereon) other than those of the Person that becomes a Restricted Subsidiary of the Parent or is merged with or into or consolidated with the Parent or any Restricted Subsidiary of the Parent;

(8)                                 Liens on property or assets (including Capital Stock) existing at the time of acquisition of the property or assets by the Parent or any Subsidiary of the Parent; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(9)                                 Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(10)                          Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) hereof covering only the property or assets acquired with or financed by such Indebtedness (and proceeds or products of such property or assets or improvements of such property or assets);

(11)                          Liens existing on the date of this Indenture (other than Liens to secure Priority Lien Debt, Priority Lien Obligations, Parity Lien Debt (including the Notes and the Note Guarantees) and Parity Lien Obligations);

(12)                          Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(13)                          Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, mechanics’ and other similar Liens, in each case, incurred in the ordinary course of business;

(14)                          easements, rights of way, servitudes, covenants, exceptions, reservations, zoning ordinances, entitlements, minor defects or irregularities in title or survey, building codes and other land use laws and environmental restrictions, regulations and ordinances, and other similar Liens regulating the use or occupancy of real property or the activities conducted thereon which are imposed by a governmental authority having jurisdiction over such real property, in each case, which are not violated in any material respect by the current use or occupancy of such real property and do not interfere in any material respect with the ordinary operation of the business of such Person, including arrangements entered into with a governmental authority relating to the preservation of wetlands, streams, endangered species, carbon or similar items in exchange for offsetting credits or other benefits and the creation of quasi-governmental water, utility or similar districts providing for the reimbursement of certain development costs;

(15)                          Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(16)                          filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(17)                          Liens arising under Article 2 or Article 4 of the Uniform Commercial Code and banker’s Liens and rights of set-off, revocation, refund or chargeback in favor of banks or other financial institutions;

(18)                          Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(19)                          Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness, including the Notes;

(20)                          Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(21)                          grants of software and other technology and other licenses in the ordinary course of business;

(22)                          pledges or deposits by a Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts;

(23)                          customary options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures or partnerships;

(24)                          restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements;

(25)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation or exportation of goods in the ordinary course of business;

(26)                          Liens to secure Indebtedness incurred pursuant to Sections 4.09(b)(17) or 4.09(b)(18) hereof; provided that such liens attach only to the assets of the Joint Venture or the SPE Subsidiary, as the case may be;

(27)                          leases or subleases granted to others not interfering in any material respect with the business of the Parent or any of its Restricted Subsidiaries and any interest or title of a lessor under any lease;

(28)                          Liens deemed to exist in connection with repurchase agreements and other similar investments to the extent such Investments are permitted under this Indenture;

(29)                          Liens under Mineral Rights Leases which arise in the ordinary course of the Mineral Business, which are usual and customary in respect of Mineral Activity and secure obligations of a Loan Party under a Mineral Rights Lease not constituting Indebtedness for borrowed money;

(30)                          Liens which arise in the ordinary course of business under operating agreements, lease agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(31)                          Liens on Non-Recourse Assets of an SPE Subsidiary securing Non-Recourse Debt of such SPE Subsidiary; and

(32)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business.

“Permitted Minerals Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Minerals Business, including through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Minerals Business jointly with third parties, including without limitation:

(1)                                 direct or indirect ownership of crude oil, natural gas, other related hydrocarbon, water and mineral properties or any interest therein or gathering, transportation, processing, storage or related systems; and

(2)                                 the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of crude oil and natural gas and related hydrocarbons, water and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Minerals Business.

“Permitted Recourse Undertakings” means representations, warranties, covenants, environmental indemnities, and “bad acts” or similarly limited guarantees entered into by the Parent or any of its Restricted Subsidiaries in connection with Non-Recourse Debt which are customary for non-recourse real estate financings.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company, the Parent or any of the Parent’s other Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company, the Parent or any of the Parent’s other Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                                 the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums and defeasance costs, incurred in connection therewith); provided that Permitted Refinancing Indebtedness shall include Indebtedness of Capitol of Texas Insurance Group Inc. relating to the Radisson Hotel in Austin, Texas in a principal amount not to exceed $20.4 million;

(2)                                 such Permitted Refinancing Indebtedness has a final maturity date no earlier than either (a) the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) 91 days after the final maturity date of the Notes;

(3)                                 such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is no shorter than the Weighted Average Life to Maturity of the portion of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(4)                                 if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable (taken as a whole) to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(5)                                 if any Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged was incurred or guaranteed by the Company or any Guarantor, such Indebtedness is not incurred and/or guaranteed by any non-Guarantor subsidiary (except to the extent such non-Guarantor subsidiary was a guarantor of such Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged).

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Parent’s common stock sold by the Parent substantially concurrently with any purchase by the Parent of a related Permitted Bond Hedge Transaction and having an initial strike or exercise price (howsoever defined) greater than the strike or exercise price (howsoever defined) of such Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledgors” means the Company and the Guarantors and any other Person (if any) that provides collateral security for any Secured Debt Obligations.

“Priority Collateral Trustee” means KeyBank National Association in its capacity as Priority Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

“Priority Lien” means a Lien granted, or purported to be granted, by a Priority Lien Security Document to the Priority Collateral Trustee, at any time, upon any property of the Company or any other Pledgor to secure Priority Lien Obligations.

“Priority Lien Cap” means, as of any date, the amount outstanding under the Credit Agreement and/or the Indebtedness outstanding under any other Credit Facility that is Priority Lien Debt, in an aggregate principal amount not to exceed the sum of (i) the amount incurred pursuant to clause (1) of the definition of “Permitted Debt,” as of the date of calculation, plus (ii) the amount, up to $100.0 million, incurred pursuant to clause (22) of the definition of “Permitted Debt.” For purposes of this definition, all letters of credit will be valued at the face amount thereof, whether or not drawn and all Hedging Obligations will be valued at zero.

“Priority Lien Debt” means:

(1)                                 Indebtedness of the Company under the Credit Agreement, and any refinancings, refundings, increases, renewals or extensions thereof (including letters of credit and reimbursement obligations with respect thereto) that was permitted to be incurred and secured under each applicable Secured Debt Document and any guaranty thereof by the Parent or any of the other Guarantors; and

(2)                                 Indebtedness of the Company under any other Credit Facility that is secured by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document and any guaranty thereof by the Parent or any of the other Guarantors; provided, in the case of any Indebtedness referred to in this clause (2), that:

(a)                                 on or before the date on which such Indebtedness is incurred by the Company, such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to each Priority Lien Representative, the Priority Collateral Trustee and the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Obligation or Indebtedness may be designated as both Parity Lien Debt and Priority Lien Debt;

(b)                                 such Indebtedness is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c)                                  all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Priority Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied in all material respects (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Priority Collateral Trustee and the Collateral Trustee obtains an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”).

Notwithstanding the foregoing, Hedging Obligations will not constitute Priority Lien Debt but may constitute Priority Lien Obligations.

“Priority Lien Documents” means the Credit Agreement and any other Credit Facility pursuant to which any Priority Lien Debt is incurred and the Priority Lien Security Documents.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt and Hedging Obligations.

“Priority Lien Representative” means (1) in the case of the Credit Agreement, the Credit Agreement Agent or (2) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the security documents, including, without limitation, maintenance of the transfer register for such Series of Priority Lien Debt) pursuant to the credit agreement or other agreement governing such Series of Priority Lien Debt, and who has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Priority Lien Security Documents” means the Collateral Trust Agreement, the Credit Agreement (solely with respect to any provisions therein granting Liens thereunder), all security agreements, pledge agreements, intercreditor agreements, collateral assignments, mortgages, deeds of trust, deeds to secure debt, assignments of leases and rents, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Pledgor creating (or purporting to create) a Lien upon any property, rights or interests of the Company or such Pledgor in favor of the Priority Collateral Trustee, for the benefit of any holder of the Priority Lien Debt, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of the Collateral Trust Agreement.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Equity Interests” means Equity Interests of the Parent or other direct or indirect parent of the Company other than (1) Disqualified Stock; and (2) Equity Interests sold in an Equity Offering to the extent the proceeds thereof are used to make an optional redemption of the Notes pursuant to Section 3.07 hereof.

“Raw Entitled Land”  means the Real Estate (other than Real Estate principally used in any Mineral Business) owned in fee simple by the Parent or any of its Restricted Subsidiaries (i) that is suitable for Development and (ii) for which all major discretionary land-use approvals have been obtained.

“Raw Entitled Land Value” means, as of any date of determination, the aggregate value of all Raw Entitled Land valued on the basis of an “as is,” MAI Appraisal covering at least 75% of the remaining Lot portfolio and at least 75% of the remaining commercial acreage , with all other Raw Entitled Land to be valued at book value.  The initial Raw Entitled Land Value shall be determined based upon an “as is,” MAI Appraisal most recently delivered under the Credit Agreement or otherwise obtained by the Parent or any of its Restricted Subsidiaries prior to the date of this Indenture.  All costs incurred by the Parent or any of its Restricted Subsidiaries with respect to the development of the Raw Entitled Land subsequent to the Appraisal shall be added to the Raw Entitled Land Value Amount, and such amount shall also be reduced by the value of any parcels or lots sold since the prior Appraisal date, in each case without duplicating any post-closing adjustments resulting from any updated Appraisals. Raw Entitled Land Value shall also be increased or decreased, as the case may be, as and to the extent provided in the definition of Non-Appraised Entitled Land Value, without duplication.

“Real Estate” means all real property or interests in real property at any time owned or leased (as lessee or sublessee) by the Parent or any of its Restricted Subsidiaries or Joint Ventures.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of each series of Parity Lien Debt then outstanding, calculated in accordance with Section 7.2 of the Collateral Trust Agreement.  For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. The Company is a Restricted Subsidiary of the Parent.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means Parity Lien Debt and Priority Lien Debt.

“Secured Debt Documents” means the Parity Lien Documents and the Priority Lien Documents.

“Secured Debt Representative” means each Parity Lien Representative and each Priority Lien Representative.

“Secured Leverage Ratio” means, on any date, the ratio of:

(1)                                 the aggregate principal amount of Secured Debt outstanding on such date (and, for this purpose, letters of credit will be deemed to have a principal amount equal to the face amount thereof, whether or not drawn), to:

(2)                                 the aggregate amount of the Parent’s Consolidated EBITDA for the most recent four-quarter period for which financial information is available.

In addition, for purposes of calculating the Secured Leverage Ratio:

(1)                                 acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the calculation date, or that are to be made on the calculation date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)                                 the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the calculation date will be excluded;

(3)                                 any Person that is a Restricted Subsidiary on the calculation date will be deemed to have been a Restricted Subsidiary, as applicable, at all times during such four-quarter period; and

(4)                                 any Person that is not a Restricted Subsidiary on the calculation date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

“Secured Obligations” means Parity Lien Obligations and Priority Lien Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Collateral Trust Agreement, each Lien Sharing and Priority Confirmation with respect to Parity Lien Debt, and all security agreements, pledge agreements, intercreditor agreements, collateral assignments, mortgages, deeds of trust, deeds to secure debt, assignments of leases and rents, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Pledgor creating (or purporting to create) a Lien upon any property, rights or interests of the Company or such Guarantor in favor of the Collateral Trustee, for the benefit of any holder of the Parity Lien Debt, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of the Collateral Trust Agreement.

“Seller Financing Obligations” means any securities, notes or other obligations received by the Parent or any Restricted Subsidiary from a transferee of assets that are secured by such assets, provided that, at date of receipt thereof, the aggregate principal amount of such securities, notes or other obligations does not exceed the Fair Market Value of the assets comprising the collateral thereof.

“Senior Management” means the Chief Executive Officer, the Chief Financial Officer or the Chief Administrative Officer of the Parent.

“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Debt” means, severally, the Indebtedness outstanding under the Credit Agreement and under any other Credit Facility that constitutes Priority Lien Debt.

“Series of Secured Debt” means, severally, each Series of Parity Lien Debt and each Series of Priority Lien Debt.

“S&P” means Standard & Poor’s Ratings Group and its successors and assigns.

“SIDR Reimbursements” means all amounts payable to the Company under that certain Ad Valorem Tax and Non Resort Sales and Use Tax Public Improvement Financing Agreement dated as of January 12, 2006 among Cibolo Canyons Special Improvement District, the Company and Bexar County, Texas, as amended by First Amendment to Ad Valorem Tax and Non Resort Sales and Use Tax Public Improvement Financing Agreement dated effective as of October 30, 2006.

“SIDR Reimbursements Value”  means, as of any determination date, the value of the SIDR Reimbursements as determined by the most recent Appraisal thereof.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“SPE Parent Subsidiary” means a Subsidiary whose only material assets are Equity Interests in SPE Subsidiaries.

“SPE Subsidiary” means a bankruptcy remote or other special purpose entity which is a direct or indirect Subsidiary of the Parent and which is formed for the purpose of, and engages in no material business other than, issuing or incurring Non-Recourse Debt and, in connection therewith, constructing, acquiring, owning, developing and/or financing Non-Recourse Assets and pledging or transferring interests therein, including, without limitation, a Subsidiary formed for the purpose of constructing, acquiring, owning, developing and/or financing Non-Recourse Assets as multifamily properties and an SPE Parent Subsidiary.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided that, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of Parent, any obligation to offer to repurchase or otherwise mandatorily repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency that has not been satisfied or waived, will be treated as a Stated Maturity date of such convertible debt securities.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Third Party Secured Obligations” means any securities, notes or other obligations of a Person other than the Parent or any of its Restricted Subsidiaries that are secured by any real property of such Person, including Mineral Rights Leases.

“Timberland Value” means, except for High Value Timberland, an amount equal to the per acre amount for Timberland determined in the most recent valuation update delivered under the Credit Agreement or otherwise obtained by the Parent or any of its Restricted Subsidiaries multiplied by the number of acres to which such valuation applied.

“Total Leverage Ratio” means, on any date, the ratio of:

(1)                                 the aggregate principal amount of Indebtedness of the Parent and its Restricted Subsidiaries outstanding on such date (and, for this purpose, letters of credit will be deemed to have a principal amount equal to the face amount thereof, whether or not drawn), to:

(2)                                 the aggregate amount of the Parent’s Consolidated EBITDA for the most recent four-quarter period for which financial information is available.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which such notes are defeased or satisfied and discharged, of the most recently issued of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to         , 2018; provided, however, that if the period from the redemption date to         , 2018 is less than one year, the weekly average

yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.  Any such Treasury Rate shall be obtained by the Parent.

“Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Parent (other than the Company or any successor) that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Parent, but only to the extent that such Subsidiary:

(1)                                 has no Indebtedness other than Non-Recourse Debt;

(2)                                 except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company, the Parent or any other Restricted Subsidiary of the Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company, the Parent or such other Restricted Subsidiary of the Parent than those that might be obtained at the time from Persons who are not Affiliates of the Company or the Parent;

(3)                                 is a Person with respect to which none of the Company, the Parent nor any of the Parent’s other Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                 has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company, the Parent or any of the Parent’s other Restricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then outstanding principal amount of such Indebtedness.

Section 1.02                             Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07
“TIA”	1.04

Section 1.03                             Rules of Construction.

Unless the context otherwise requires:

(1)                        a term has the meaning assigned to it;

(2)                        an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                        “or” is not exclusive;

(4)                        “including” is not limiting;

(5)                        words in the singular include the plural, and in the plural include the singular;

(6)                        “will” shall be interpreted to express a command;

(7)                                 provisions apply to successive events and transactions; and

(8)                                 references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

Section 1.04                             Application of Trust Indenture Act.

This Indenture is not and will not be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”). Notwithstanding anything in this Indenture to the contrary, the TIA shall not apply and none of the Company, the Guarantors or the Trustee shall be required to comply with the TIA.

ARTICLE 2
THE NOTES

Section 2.01                             Form and Dating.

(a)                                 General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                                  Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer

Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02                             Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03                             Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04                             Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on, the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05                             Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06                             Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes if:

(1)                                 the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2)                                 the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)                                 there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1), (2) or (3) of this Section 2.06(a), Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or

2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in subparagraph (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transferee will take delivery in the form of a beneficial interest in the IAI Global Notes, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificate and Opinion of Counsel required by item (3) thereof, if applicable.

(4)                                 Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)                               if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                                 Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(F)                                 if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                 Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)                               if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)                                 Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(F)                                 if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee will cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)                                 Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)                               if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)                               if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)                                 Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(A) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)                                 Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)                                 Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)                               if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)                               if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an

Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(e)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                                 Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, PLEDGE OR TRANSFER PURSUANT TO CLAUSES (3), (4) OR (6) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO

EACH OF THEM, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

(B)                               Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)                                 Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)                                  Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)                                 General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)                                 No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.04 hereof).

(3)                                 The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                 Neither the Registrar nor the Company will be required:

(A)                               to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)                               to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)                               to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any

Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)                                 The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)                                 All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07                             Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                             Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Parent or any of its Subsidiaries shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09                             Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10                             Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11                             Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act).  Certification of the destruction of all canceled Notes will be delivered to the Company.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                             Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01                             Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1)                                 the clause of this Indenture pursuant to which the redemption shall occur;

(2)                                 the redemption date;

(3)                                 the principal amount of Notes to be redeemed; and

(4)                                 the redemption price.

Section 3.02                             Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03                             Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

The notice will identify the Notes to be redeemed and will state:

(1)                                 the redemption date;

(2)                                 the redemption price;

(3)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)                                 the name and address of the Paying Agent;

(5)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                                 that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)                                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)                                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04                             Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, a financing, or other corporate transaction.  In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the even that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Section 3.05                             Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06                             Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07                             Optional Redemption.

(a)                                 At any time prior to June 1, 2017, the Parent or the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes issued under this Indenture after the date of this Indenture), upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 108.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date that is on or prior to the applicable date of redemption), with the net cash proceeds of an Equity Offering by the Parent or a contribution to Parent’s common equity capital made with the net cash proceeds of a concurrent Equity Offering by Parent’s direct or indirect parent; provided that:

(1)                                 at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Parent and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)                                 the redemption occurs within 90 days of the date of the closing of such Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of such Equity Offering.

(b)                                 At any time prior to June 1, 2018, the Company may on any one or more occasions redeem all or any part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date that is on or prior to the applicable date of redemption).

(c)                                  Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to June 1, 2018.

(d)                                 On or after June 1, 2018, the Company may on any one or more occasions redeem all or any part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on June 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption:

Year	Percentage
2018	104.250%
2019	102.125%
2020 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(e)                                  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08                             Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09                             Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and, if required by the terms of any other Parity Lien Debt, all such holders of other Parity Lien Debt, to purchase, prepay or redeem the maximum principal amount of Notes and such other Parity Lien Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Parent and its Restricted Subsidiaries will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other Parity Lien Debt (on a pro rata basis based on the principal amount of

Notes and such other Parity Lien Debt surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)                                 that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2)                                 the Offer Amount, the purchase price and the Purchase Date;

(3)                                 that any Note not tendered or accepted for payment will continue to accrue interest;

(4)                                 that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5)                                 that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(6)                                 that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)                                 that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)                                 that, if the aggregate principal amount of Notes and other Parity Lien Debt surrendered by holders thereof exceeds the Offer Amount, the Parent will select the Notes and other Parity Lien Debt to be purchased on a pro rata basis based on the amounts of tendered or required to be prepaid or redeemed (with the Notes tendered in such offer to be paid on a pro rata basis or, in the case of Notes issued in global form, as discussed under Section 3.02 hereof, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate and with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(9)                                 that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.  The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4
COVENANTS

Section 4.01                             Payment of Notes.

The Company will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Parent or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Parent or the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02                             Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03                             Reports.

(a)                                 So long as any Notes are outstanding, any documents or reports that the Parent is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act will be furnished to the Trustee within 30 days after the same are filed with the SEC.

(b)                                 If at any time Parent is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Parent will furnish the Trustee with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Parent continued to have been subject to such reporting requirements; provided, however, that financial information required by Rule 3-10 or 3-16 (or any successor thereto) of Regulation S-X shall not be required and such reports shall not be required to comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002, as amended, or related items 307 and 308 of Regulation S-K. In such event, such annual and quarterly reports shall be provided at the times the Parent would have been required to provide reports had the Parent been a non-accelerated filer subject to Section 13(a) or 15(d) of the Exchange Act, plus any grace period provided by Rule 12b-25 under the Exchange Act.

(c)                                  At any time that any of the Parent’s Significant Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual reports of the Parent required by paragraph (b) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of the Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent.

(d)                                 The Company shall furnish to Holders, prospective investors, broker-dealers and securities analysts, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(e)                                  The availability of the materials required by this Section 4.03 on either the SEC’s EDGAR filing system or the Parent’s website shall be deemed to satisfy the Parent’s delivery obligations to furnish such reports to the Trustee.

Section 4.04                             Compliance Certificate.

(a)                                 The Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Parent and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and each Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and each Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, or interest, if any, on, the Notes is prohibited or if such event has occurred, a description of the event and what action the Company and each Guarantor is taking or proposes to take with respect thereto.

(b)                                 So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05                             Taxes.

The Parent will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06                             Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                             Restricted Payments.

(a)                                 The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s (or any of its Restricted Subsidiaries’) Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent and other than dividends, payments or distributions payable to the Parent or any of its Restricted Subsidiaries);

(2)                                 purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent) any Equity Interests of the Parent;

(3)                                 make any payment on or with respect to, or purchase, redeem, repay, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is unsecured or contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries), except (i) a payment of interest or (ii) a payment of principal or the purchase, redemption, defeasance or other acquisition or retirement for value of any such Indebtedness at the Stated Maturity thereof; or

(4)                                 make any Restricted Investment

(all such payments and other actions set forth in Section 4.07(a)(1) through 4.07(a)(4) above being collectively referred to as “Restricted Payments”).

(b)                                 The Parent may, and may permit any of its Restricted Subsidiaries to, directly or indirectly make a Restricted Payment if at the time of and after giving effect to such Restricted Payment:

(1)                                 no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)                                 the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(3)                                 such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2) through (16) of the next succeeding paragraph) is less than the sum, without duplication, of:

(A)                               50% of the Consolidated Net Income of the Parent for the period (taken as one accounting period) from the beginning of the fiscal quarter in which this Indenture is executed, to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)                               100% of (x) the aggregate net cash proceeds received by the Parent since the date of this Indenture (A) as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests (other than any Permitted Warrant Transaction) of the Parent or (B) from the issue or sale of convertible or exchangeable Disqualified Stock of the Parent or convertible or exchangeable debt securities of the Parent or the Company (including any additional net proceeds received by the Parent or the Company upon such conversion or exchange), in each case that have been converted into or exchanged for Qualifying Equity Interests of the Parent (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Parent), and (y) the Fair Market Value of any Additional Assets to the extent acquired in consideration of Qualifying Equity Interests or as a contribution to the common equity capital of the Parent; plus

(C)                               to the extent that any Restricted Investment that was made after the date of this Indenture is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(D)                               to the extent that any Unrestricted Subsidiary of the Parent designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the Fair Market Value of the Parent’s Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) the Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture; plus

(E)                                any dividends or other distributions received in cash by the Parent or a Restricted Subsidiary of the Parent after the date of this Indenture from an Unrestricted Subsidiary of the Parent or any Joint Venture, without duplication, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Parent for such period.

(c)                                  The provisions of Sections 4.07(a) and 4.07 (b) hereof will not prohibit:

(1)                                 the payment of any dividend or the deposit of funds in respect of any irrevocable redemption or discharge within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(2)                                 the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent) of, Equity Interests of the Parent (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Parent; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of Section 4.07(b)(3)(B);

(3)                                 the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Parent to the holders of its Equity Interests on a pro rata basis;

(4)                                 the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is unsecured or contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds (or pursuant to an exchange) from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)                                 so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent or any Restricted Subsidiary of the Parent held by any current, former or future officer, director, employee or consultant of the Parent or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, benefit plan or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year plus the aggregate amount of Restricted Payments permitted (but not previously made) in the preceding three calendar years pursuant to this clause (5);

(6)                                 the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise of stock options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives;

(7)                                 so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Parent or any preferred stock of any Restricted Subsidiary of the Parent issued on or after the date of this Indenture in accordance with Section 4.09 hereof;

(8)                                 so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Indebtedness of the Company or any Guarantor that is unsecured or contractually subordinated in right of payment to the Notes or any Note Guarantee pursuant to provisions similar to those described under Sections 4.10 or 4.15 hereof; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(9)                                 payments of cash, dividends, distributions, advances or other Restricted Payments by the Parent or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares of Capital Stock of any such Person in connection with any transaction not otherwise prohibited by this Indenture;

(10)                          any payments or deliveries in connection with a Permitted Bond Hedge Transaction or a Permitted Capped Call Transaction and the settlement of any related Permitted Warrant Transaction (a) by delivery of shares of the Parent’s common stock upon settlement thereof or (b) by (i) set-off against the related Permitted Bond Hedge Transaction or (ii) payment of an early termination amount thereof in common stock upon any early termination thereof;

(11)                          dividends or other distributions of Equity Interests in, or Indebtedness or other securities of, Unrestricted Subsidiaries or Joint Ventures;

(12)                          the repurchase of Equity Interests upon vesting of restricted stock, restricted stock units, performance shares units or similar equity incentives to satisfy tax withholding or similar tax obligations with respect thereto;

(13)                          so long as no Default or Event of Default has occurred and is continuing, dividends or other distributions of (including dividends or other distributions of Equity Interests of Subsidiaries whose assets solely consist of), the contribution to an Unrestricted Subsidiary or a Joint Venture of, the designation as Unrestricted Subsidiaries of Subsidiaries whose assets consist solely of, or Restricted Payments with all or a portion of the net proceeds from the sale or other disposition of (excluding any such net proceeds applied to increase the amount of Mineral Business Capital Expenditures permitted to be made pursuant to the last paragraph of the definition of “Permitted Investments”), all or any portion of any Mineral Business (excluding, in each case, any cash, cash equivalents, accounts receivable and working capital related thereto or held by such Subsidiaries) at any time when both (a) the Adjusted Asset Value to Secured Debt Ratio exceeds 1.50:1.00 and (b) the Total Leverage Ratio is no greater than 4.25:1.00, in each case, determined on a pro forma basis for such dividend, disposition, Restricted Payment, contribution or designation and in a manner that is otherwise consistent with the pro forma calculation to be made in connection with the determination of the Fixed Charge Coverage Ratio;

(14)                          Restricted Payments in an aggregate amount since the date of this Indenture not to exceed the amount of payments received by the Company under the Economic Development Agreement in connection with the issuance of the Cibolo Notes by Cibolo Canyons Special Improvement District; provided that (a) the amount of any such payments will be excluded for purposes of the calculations set forth in the preceding paragraph and (b) in no event shall the aggregate amount of such payments exceed $45.0 million;

(15)                          the repurchase of Equity Interests in an amount not to exceed an aggregate of $5.0 million per fiscal year; and

(16)                          Restricted Payments in an aggregate amount since the date of this Indenture not to exceed the greater of (x) $25.0 million and (y) 3.75% of Parent’s Consolidated Tangible Net Worth.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Parent whose resolution with respect thereto will be delivered to the Trustee.  For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in Sections 4.07(c)(1) through 4.07(c)(16) hereof, or is entitled to be made pursuant to Section 4.07(a) hereof, the Parent will be permitted to classify such Restricted Payment on the date it is made, or later reclassify all or a portion of such Restricted Payment, in any manner that complies with this Section 4.07.

Section 4.08                             Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                 The Company and the Parent will not, and will not permit any of the Parent’s Restricted Subsidiaries to, directly or indirectly, create or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends or make any other distributions on its Capital Stock to the Parent or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Parent or any of its Restricted Subsidiaries;

(2)                                 make loans or advances to the Parent or any of its Restricted Subsidiaries; or

(3)                                 sell, lease or transfer any of its properties or assets to the Parent or any of its Restricted Subsidiaries.

(b)                                 The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)                                 agreements as in effect on the date of this Indenture, including, without limitation, agreements governing Existing Indebtedness, Credit Facilities and agreements governing Joint Ventures or SPE Subsidiaries and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such agreement are not materially more restrictive, taken as a whole, as determined in good faith by the Parent, with respect to such dividend and other payment and transfer restrictions than those contained in such agreements on the date of this Indenture;

(2)                                 this Indenture, the Notes, the Note Guarantees, and the Security Documents, including any amendments, restatements, modifications, renewals, supplements or replacements or those agreements in accordance with the terms thereof;

(3)                                 agreements governing other Indebtedness, Disqualified Stock or preferred stock permitted to be incurred under Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein will not materially affect the Company’s ability to make anticipated principal or interest payments on the Notes, as determined in good faith by the Parent;

(4)                                 applicable law, rule, regulation or order;

(5)                                 any agreement or other instrument of a Person or asset acquired by the Parent or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such encumbrance was created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired (including improvements thereon); provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(6)                                 customary non-assignment provisions in contracts, partnership agreements, leases, licenses and sublicenses and other restrictions customary for Joint Ventures;

(7)                                 purchase money obligations for property and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;

(8)                                 any agreement for the sale or other disposition of any of the assets, including with respect to the sale of assets or Capital Stock of a Restricted Subsidiary, pending the closing of such sale or other disposition;

(9)                                 Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, as determined in good faith by the Parent, than those contained in the agreements governing the Indebtedness being refinanced;

(10)                          Liens permitted to be incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)                          provisions with respect to the transfer, disposition or distribution of assets or property (including, without limitation, Equity Interests and rights to distributions) in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, agreements in respect of Permitted Business Investments and other similar agreements (including agreements entered into in connection with a Restricted Investment);

(12)                          agreements governing Joint Ventures and SPE Subsidiaries entered into after the date of this Indenture containing restrictions that are not materially more restrictive, taken as a whole, as determined in good faith by the Parent, than those contained in similar agreements existing on the date of this Indenture; and

(13)                          restrictions on cash or Cash Equivalents or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business.

For purposes of determining compliance with this Section 4.08, (1) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Parent or a Restricted Subsidiary to other Indebtedness incurred by the Parent or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.09                             Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)                                 The Parent will not, and will not permit its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Parent will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Parent may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and issue preferred stock, if the Fixed Charge Coverage Ratio for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period; provided, however, that the aggregate amount of Indebtedness (including Acquired Debt) and preferred stock that the Parent’s non-Guarantor Restricted Subsidiaries (other than the Company) may incur under this paragraph shall not exceed the greater of (x) $50.0 million and (y) 7.50% of Parent’s Consolidated Tangible Net Worth at any time outstanding;  provided, further, that a change in GAAP that results in an obligation of the Parent or any of the Parent’s Restricted Subsidiaries that exists at the time of such change, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

(b)                                 The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)                                 the incurrence by the Company and the Guarantors of additional Indebtedness, including revolving credit Indebtedness, term loan Indebtedness and letters of credit, under one or more Credit Facilities, including, without limitation, the Credit Agreement, provided that immediately after giving pro forma affect to such incurrence (including pro forma application of the net proceeds therefrom), the aggregate principal amount incurred pursuant to this clause (1) and then outstanding shall not exceed the greater of (x) $300.0 million and (y) 75.0% of the Borrowing Base; provided that in the event that the Company or a Guarantor enters into or increases commitments under a revolving credit facility or a deferred-draw term loan facility for which it elects to incur the Indebtedness under this clause (1), the amount of the Borrowing Base will be determined on the date such revolving credit facility or deferred-draw term loan facility is entered into or on the date of such increase in commitments (assuming that the full amount thereof has been borrowed as of such date), and, if such test is satisfied with respect thereto at such time, any borrowing or reborrowing thereunder will be permitted irrespective of the amount of the Borrowing Base at the time of any borrowing or reborrowing (other than to the extent the Company or a Guarantor utilizes this clause (1) to incur other Indebtedness);

(2)                                 the incurrence by the Parent or any of its Restricted Subsidiaries of Existing Indebtedness;

(3)                                 the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes to be issued on the date of this Indenture and the Note Guarantees;

(4)                                 the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness (including Acquired Debt, Capital Lease Obligations (other than Deemed Capitalized Leases), mortgage financings or purchase money obligations), Disqualified Stock and preferred stock, in each case, incurred for the purpose of financing all or any part of the purchase price, lease or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Parent or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness, Disqualified Stock and preferred stock incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (4), not to exceed the greater of (x) $50.0 million and (y) 7.50% of Parent’s Consolidated Tangible Net Worth;

(5)                                 the incurrence by the Parent or any of the its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or Sections 4.09(b)(2), 4.09(b)(3), 4.09(b)(5) or 4.09(b)(16) hereof, including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith;

(6)                                 the incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries; provided, however, that:

(A)                               if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(B)                               (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or a  Restricted Subsidiary of the Parent and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent or a Restricted Subsidiary of the Parent, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                 the issuance by any of the Parent’s Restricted Subsidiaries to the Parent or to any of the Parent’s Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(A)                               any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Parent or a Restricted Subsidiary of the Parent; and

(B)                               any sale or other transfer of any such preferred stock to a Person that is not either the Parent or a Restricted Subsidiary of the Parent,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)                                 the incurrence by the Parent or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9)                                 the guarantee by the Parent or any of its Restricted Subsidiaries of Indebtedness of the Parent or a Restricted Subsidiary of the Parent to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated in right of payment to or pari passu with the Notes, then the Guarantee must be subordinated in right of payment or pari passu, as applicable, to the same extent as the Indebtedness being guaranteed;

(10)                          the incurrence by the Parent or any of its Restricted Subsidiaries of obligations relating to net gas balancing positions;

(11)                          the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, insurance premium finance agreements, self-insurance obligations, bankers’ acceptances, bid, appeal, performance and surety bonds or similar obligations or in respect of awards or judgments not resulting in an Event of Default;

(12)                          the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days or arising in connection with endorsements of instruments for deposit;

(13)                          Indebtedness, other than in respect of borrowed money and incurred in the ordinary course of business (including customer deposits and advance payments received; take-or-pay obligations contained in supply arrangements; and open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Parent or a Restricted Subsidiary of the Parent);

(14)                          Indebtedness representing deferred compensation to employees of the Parent, the Company or any other Restricted Subsidiary of the Parent;

(15)                          the incurrence by Foreign Subsidiaries of the Parent of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (15) not to exceed $15.0 million (or the equivalent thereof, measured at the time of each incurrence, in the applicable foreign currency), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.09(b)(15);

(16)                          (x) Indebtedness, Disqualified Stock or preferred stock of the Parent or any of its Restricted Subsidiaries incurred or issued to finance an acquisition or (y) the incurrence by the Parent or any of its Restricted Subsidiaries of Acquired Debt of Restricted Subsidiaries acquired or assumed by the Parent or a Restricted Subsidiary of the Parent, or resulting from the merger of one or more Persons into or with one or more Restricted Subsidiaries of the Parent; provided that after giving effect to any

Indebtedness, Disqualified Stock or preferred stock issued or any Acquired Debt acquired or assumed pursuant to this clause (16), either (x) the Parent would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (y) the Fixed Charge Coverage Ratio of the Parent is not less than such ratio immediately prior to such acquisition or merger;

(17)                          the guarantee by the Parent or any of its Restricted Subsidiaries of Indebtedness of any Joint Venture in an aggregate principal amount at any one time outstanding pursuant to this clause (17) not to exceed (i) the greater of (x) $75.0 million and (y) 11.25% of Parent’s Consolidated Tangible Net Worth, (ii) plus any available amounts then permitted to be borrowed under 4.09(b)(18) below and (iii) less any amounts incurred under 4.09(b)(18) below in reliance on Section 4.09(b)(18)(ii);

(18)                          the guarantee by the Parent or any of its Restricted Subsidiaries of Indebtedness of any SPE Subsidiary (including the guarantee of all or a portion of any Non-Recourse Debt to the extent of such guarantee) in an aggregate principal amount at any one time outstanding pursuant to this Section 4.09(b)(18) not to exceed (i) the greater of (x) $50.0 million and (y) 7.50% of Parent’s Consolidated Tangible Net Worth, (ii) plus any available amounts then permitted to be borrowed under Section 4.09(b)(17) above and (iii) less any amounts incurred under Section 4.09(b)(17) above in reliance on Section 4.09(b)(17)(ii) thereof;

(19)                          Indebtedness arising from any agreement entered into by the Parent or any of its  Restricted Subsidiaries providing for indemnification, purchase price adjustment, holdback, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations incurred by any Person in connection with the acquisition or disposition of assets permitted by this Indenture;

(20)                          Non-Recourse Debt of any SPE Subsidiary;

(21)                          amounts owed to operators of Oil and Gas Properties under applicable joint operating agreements incurred in the ordinary course of business and which are not overdue, obligations consisting of indemnities under division orders and obligations with regard to royalties, overriding royalties and working interest revenues in the ordinary course of business; and

(22)                          the incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.09(b)(22), not to exceed the greater of (x) $100.0 million and (y) 15.00% of Parent’s Consolidated Tangible Net Worth.

The Parent will not incur, and will not permit any of its Restricted Subsidiaries to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or a Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note

Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.  For the avoidance of doubt, any reference to subordination in right of payment in this Indenture will be, in all cases, without regard to any security interest or control of remedies.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 4.09(b)(1) through 4.09(b)(22) above, or is entitled to be incurred pursuant to Section 4.09(a), the Parent will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09.  Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of “Permitted Debt.”  The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Parent as accrued.  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Parent or any of its Restricted Subsidiaries may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                 in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)                               the Fair Market Value of such assets at the date of determination; and

(B)                               the amount of the Indebtedness of the other Person.

Section 4.10                             Asset Sales.

(a)                                 The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                 the Parent (or any of its Restricted Subsidiaries, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                                 at least 75% of the consideration received in the Asset Sale by the Parent or such Restricted Subsidiary is in the form of cash or Cash Equivalents.  For purposes of this provision, each of the following will be deemed to be cash:

(A)                               any liabilities, as shown on the Parent’s most recent consolidated balance sheet or in the notes thereto of the Parent or any such Restricted Subsidiary (other than contingent liabilities, unsecured liabilities of the Company or any Guarantor and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) (A) that are assumed or discharged by the transferee of any such assets pursuant to an agreement that releases the Parent or such Restricted Subsidiary from or indemnifies against further liability or (B) in respect of which neither the Parent nor any Restricted Subsidiary following such Asset Sale has any obligation;

(B)                               the Fair Market Value of any Additional Assets;

(C)                               any securities, notes or other obligations received by the Parent or any such Restricted Subsidiary from such transferee that are, within 180 days, converted by the Parent or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash received in that conversion; and

(D)                               any stock or assets of the kind referred to in Section 4.10(b)(5) hereof.

(b)                                 Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Parent or its Restricted Subsidiaries, or a combination thereof, may apply an amount equal to such Net Proceeds:

(1)                                 to repay Priority Lien Debt and, if such Priority Lien Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)                                 to repay or repurchase any Indebtedness secured by a Permitted Lien (unless, if the Asset Sale relates to a sale of the Collateral, such Lien is junior to the Liens securing the Notes);

(3)                                 if the Asset Sale relates to Non-Recourse Assets, to repay or repurchase any Non-Recourse Debt of the SPE Subsidiary (or its SPE Parent Subsidiary) that held such Non-Recourse Assets;

(4)                                 to repay or repurchase Indebtedness and other Obligations arising under or pursuant to the Notes (including by means of an Asset Sale Offer) or, at the option of the Company, Parity Lien Debt; provided that if Parent or any such Restricted Subsidiary shall so repay or repurchase any such other Parity Lien Debt pursuant to this clause (4), Parent or the Company will reduce the amount of Obligations under the Notes on a pro rata basis (based on the amount so applied to such repayments or repurchases) by, at their option, (A) redeeming Notes as described in Section 3.07 hereof (B) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at a price not less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Notes to be repurchased (which offer shall satisfy in full the requirement to reduce the amount of Obligations under the Notes on a pro rata basis pursuant to this clause (4)) or (C) purchasing notes through privately negotiated transactions or open market purchases, in a manner that complies with this Indenture and applicable securities law, at a price not less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon;

(5)                                 to acquire Additional Assets;

(6)                                 to make one or more capital expenditures; or

(7)                                 to do any combination of the foregoing,

provided that the Parent and its Restricted Subsidiaries will be deemed to have complied with the provisions of this Indenture described in this sentence to the extent that any Net Proceeds are applied to make Mineral Business Capital Expenditures permitted to be made pursuant to the last paragraph of the definition of “Permitted Investments” within the time period set forth above (subject to the extension as provided below) or applied to make a Restricted Payment pursuant to Section 4.07(c)(13) hereof; and provided further that the Parent and its Restricted Subsidiaries will be deemed to have complied with the provisions of this Indenture described in this sentence if and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, the Parent or its Restricted Subsidiaries has entered into and not abandoned or rejected one or more binding agreements to acquire assets or make one or more capital expenditures (or a combination thereof), as applicable, as described in any of clauses (5) or (6) of this paragraph, and that purchase or capital expenditure is thereafter completed within 180 days after the end of such 365-day period.  Pending the final application of any such Net Proceeds, the Parent and its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest an amount equal to such Net Proceeds in any manner that is not prohibited by this Indenture.

(c)                                  Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $25.0 million, within 10 business days thereof, the Company will make an offer (an “Asset Sale Offer”) to all Holders and, if required by the terms of any other Parity Lien Debt, all such Holders of other Parity Lien Debt, to purchase, prepay or redeem the maximum principal amount of Notes and such other Parity Lien Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.

The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, prepayment or redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of purchase, prepayment or redemption, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Parity Lien Debt tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Parent will select the Notes and such other Parity Lien Debt to be purchased on a  pro rata basis based on the amounts tendered or required to be prepaid or redeemed (with the Notes tendered in such offer to be paid on a pro rata basis or, in the case of Notes issued in global form as discussed under Section 3.02 hereof, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate and with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d)                                 The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Change of Control Offer or an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11                             Transactions with Affiliates.

(a)                                 The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company other than the Parent or a Restricted Subsidiary of the Parent (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:

(1)                                 the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person; and

(2)                                 the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors of the Parent set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Parent.

(b)                                 The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1)                                 any employment or severance agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement (including any amendments thereto) entered into by the Parent or any of its Restricted Subsidiaries in the ordinary course of business or approved in good faith by the Board of Directors or Senior Management of the Parent and payments pursuant thereto or the granting of royalty interests or other interests in Oil and Gas Properties or other mineral properties to employees, consultants (or directors) in accordance with compensation arrangements customary for the Mineral Business industry or approved in good faith by the Board of Directors of the Parent;

(2)                                 transactions between or among the Parent, the Company, and/or any of the Parent’s other Restricted Subsidiaries;

(3)                                 transactions with a Person (other than an Unrestricted Subsidiary of the Parent) that is an Affiliate of the Parent solely because the Parent owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)                                 payment of reasonable and customary fees, benefits and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Parent, the Company or any of the Parent’s other Restricted Subsidiaries;

(5)                                 any issuance or sale of Equity Interests (other than Disqualified Stock) or Additional Notes permitted under this Indenture of the Parent to Affiliates of the Parent and the granting and performance of any registration rights relating thereto;

(6)                                 Permitted Investments or Restricted Payments that do not violate Section 4.07 hereof;

(7)                                 payments on or with respect to the Notes;

(8)                                 loans or advances to employees in the ordinary course of business not to exceed $2.5 million in the aggregate at any one time outstanding;

(9)                                 transactions pursuant to any agreement in effect on the date of this Indenture as such agreement may be amended, modified or supplemented from time to time, including replacements thereof, provided that any such amendment, modification, supplement or replacement will not, in the good faith judgment of the Board of Directors or Senior Management of the Parent, be materially more disadvantageous to the Parent or the relevant Restricted Subsidiary, taken as a whole, compared to the terms of such agreement in effect on the date of this Indenture;

(10)                          transactions with customers, clients, suppliers, Joint Venture partners or purchasers or sellers of goods or services, in compliance with the terms of this Indenture that are fair to the Parent and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or Senior Management of the Parent, or are on terms that are not materially less favorable to the Parent, the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person;

(11)                          transactions with Persons solely in their capacity as holders of Indebtedness or Capital Stock of the Parent or any of its Restricted Subsidiaries, where such Persons are treated no more favorably than holders of such Indebtedness or such Capital Stock of the Parent or such Restricted Subsidiary generally;

(12)                          transactions in which the Parent or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Parent or the relevant Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person; and

(13)                          transactions with (a) Unrestricted Subsidiaries so long as the terms of such transactions meet the requirements of Section 4.11(a)(1) or (b) Joint Ventures so long as the terms of any such transactions either (i) are not materially less favorable to the Parent or its Restricted Subsidiaries participating in such Joint Ventures, as determined by the Board of Directors or Senior Management of the Parent, than they are to other comparable Joint Venture participants or (ii) meet the requirements of Section 4.11(a)(1).

Section 4.12                             Liens.

The Company and the Parent will not, and will not permit any of the Parent’s Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13                             Business Activities.

The Company and the Parent will not, and will not permit any of the Parent’s Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Parent and its Restricted Subsidiaries taken as a whole.

Section 4.14                             Corporate Existence.

Subject to Article 5 hereof, the Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)                                 its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Parent or any such Restricted Subsidiary of the Parent; and

(2)                                 the rights (charter and statutory), licenses and franchises of the Parent and each of its Restricted Subsidiaries; provided, however, that the Parent shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries (other than the Company), if the Board of Directors of the Parent shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15                             Offer to Repurchase Upon Change of Control.

(a)                                 If a Change of Control occurs, each Holder will have the right to require the Company to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of purchase (the “Change of Control Payment Date”). Within 15 days following any Change of Control, the Company will mail a notice to each Holder generally describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice.  Such notice shall state:

(1)                                 that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2)                                 the purchase price and the Change of Control Payment Date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

(3)                                 that any Note not tendered will continue to accrue interest;

(4)                                 that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)                                 that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                 that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)                                 that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b)                                 On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail or wire transfer to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Company will publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control Payment Date.

(c)                                  Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

(d)                                 Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon  the consummation of such Change of Control.

Section 4.16                             Additional Note Guarantees.

After the date of this Indenture, if (a) any Person becomes a wholly owned Domestic Subsidiary of the Parent (other than the Company, an SPE Subsidiary, a JV Holdco, an Excluded Subsidiary or an Immaterial Subsidiary) or (b) any of the Parent’s Domestic Subsidiaries (other than the Company) becomes a guarantor or obligor of any other Indebtedness of the Company, the Parent or any other Guarantor, then such Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel reasonably satisfactory to the Trustee by the earlier of (i) 45 days after the end of the fiscal quarter (other than the fourth quarter) and, in respect of the fourth quarter, 105 days after the end of such quarter, to the extent such Person becomes a wholly owned Domestic Subsidiary of the Parent or guarantees, borrows or issues such Indebtedness, as applicable, in the applicable quarter, and (ii) such time that such Person becomes a guarantor under the Credit Agreement; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary shall become a Guarantor within 45 days after the end of the fiscal quarter in which the Company becomes aware that such Domestic Subsidiary ceased to be an Immaterial Subsidiary.  Any such Guarantee will be subject to the release provisions set forth under Section 11.05 hereof.  The form of such supplemental indenture is attached as Exhibit F hereto.

Section 4.17                             Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Parent may designate any Restricted Subsidiary of the Parent (other than the Company) to be an Unrestricted Subsidiary  (including upon creation or acquisition of any Subsidiary) if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of “Permitted Investments,” as determined by the Parent.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of “Unrestricted Subsidiary.”

Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof.  If, at any time, any Unrestricted Subsidiary would fail to meet the requirements in the definition of “Unrestricted Subsidiary,” it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Parent as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Parent will be in default of such covenant.

The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Parent; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.18                             Payment for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.19                             Covenant Suspension.

If on any date following the date of this Indenture:

(a)                                 the Notes are rated Baa3 (or the equivalent) or better by Moody’s and BBB- (or the equivalent) or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act, selected by the Parent as a replacement agency); and

(b)                                 no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the Sections of this Indenture specifically listed below will be suspended:

(1)                                 Section 4.07;

(2)                                 Section 4.08;

(3)                                 Section 4.09;

(4)                                 Section 4.10;

(5)                                 Section 4.11;

(6)                                 Section 4.13;

(7)                                 Section 4.16; and

(8)                                 Section 5.01(4).

During any period that the foregoing Sections have been suspended, the Parent’s Board of Directors may not designate any of its Restricted Subsidiaries at the time of suspension as Unrestricted Subsidiaries pursuant to Section 4.17 hereof or the second paragraph of the definition of “Unrestricted Subsidiary.”

Notwithstanding the forgoing, if the rating assigned by either should subsequently decline to below Baa3 or BBB-, respectively, the foregoing Sections will be reinstituted as of and from the date of such rating decline.  Notwithstanding that the foregoing Sections may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the foregoing Sections during the period of suspension.  For purposes of Section 4.09 hereof, all Indebtedness incurred during the period of suspension will be deemed to have been outstanding as of the date of this Indenture so that it is classified as “Existing Indebtedness” and all Disqualified Stock or preferred stock issued during the suspension period will be treated as having been issued under 4.09(a) hereof.  Calculations under the reinstated Section 4.07 hereof will be made as if Section 4.07 hereof had been in effect since the date of this Indenture except that no Default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made while Section 4.07 hereof was suspended.

ARTICLE 5
SUCCESSORS

Section 5.01                             Merger, Consolidation or Sale of Assets.

The Company and Parent will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Parent or the Company is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1)                                 either:

(A)                               the Parent or the Company is the surviving corporation; or

(B)                               the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity (including, without limitation, a corporation, limited liability company, partnership or trust) organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2)                                 the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made, assumes all the obligations of the Company under the Notes, this Indenture and the Security Documents, pursuant to agreements reasonably satisfactory to the Trustee;

(3)                                 immediately after such transaction, no Default or Event of Default exists; and

(4)                                 the Parent or the Person formed by or surviving any such consolidation or merger (if other than the Parent), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions (and the use of proceeds thereof) as if the same had occurred at the beginning of the applicable four-quarter period

(a)                                 be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or

(b)                                 have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio for the Parent for such four-quarter period.

This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Parent or its Parent’s Restricted Subsidiaries.  Sections 5.01(3) and 5.01(4) above will not apply to any merger or consolidation of the Parent or the Company (a) with or into one of its Restricted Subsidiaries or any Guarantor for any purpose or (b) with or into an Affiliate solely for the purpose of reincorporating the Parent or the Company in another jurisdiction.

Section 5.02                             Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company or the Parent in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company or the Parent, respectively, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or the “Parent” shall refer instead to the successor Person and not to the Company or the Parent, respectively), and may exercise every right and power of the Company or the Parent under this Indenture with the same effect as if such successor Person had been named as the Company or the Parent, respectively, herein; provided, however, that the predecessor Company or the predecessor Parent shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest, if any, on, the Notes except in the case of a sale of all of the Company’s or all of the Parent’s assets, respectively, in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01                             Events of Default.

Each of the following is an “Event of Default”:

(1)                                 default for 30 days in the payment when due of interest, if any, on the Notes;

(2)                                 default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)                                 failure by the Parent or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10, 4.15 or Article 5 hereof;

(4)                                 failure by the Parent or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Security Documents;

(5)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Non-Recourse Debt) for money borrowed by the Parent or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date hereof, if that default:

(A)                               is caused by a failure to pay principal of, premium on, if any, or interest, if any, on, such Indebtedness on or prior to the expiration of the grace period following its Stated Maturity provided in such Indebtedness (a “Payment Default”); or

(B)                               results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(6)                                 failure by the Parent or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million (net of any amounts which are covered by insurance policies), which judgments are not paid, discharged, stayed or appealed for a period of 60 days;

(7)                                 the occurrence of any of the following:

(A)                               except as permitted by this Indenture or any Security Document, any Parity Lien purported to be granted under the Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value in excess of the greater of (x) $20.0 million and (y) 1.75% of Consolidated Total Assets ceases to be an enforceable and perfected second-priority Lien, subject only to Permitted Liens, for a period of 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class, except to the extent that any such loss of enforceability, perfection or priority results from the failure of the Priority Collateral Trustee or, following the Discharge of Priority Lien Obligations, the

Collateral Trustee to maintain possession of certificates actually delivered to it representing securities under the Security Documents; or

(B)                               the Company or any other Pledgor, or any Person acting on behalf of any of them, denies or disaffirms, in a writing to the Trustee, Collateral Trustee or Holders of the Notes or in a pleading in a court of competent jurisdiction, any obligation of the Company or any other Pledgor set forth in or arising under any Security Document relating to Collateral, individually or in the aggregate, having a Fair Market Value in excess of the greater of (x) $20.0 million and (y) 1.75% of Consolidated Total Assets;

(8)                                 except as permitted by this Indenture, any Note Guarantee by the Parent or any Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is the Parent or a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is the Parent or a Significant Subsidiary, denies or disaffirms its obligations under its Note Guarantee;

(9)                                 the Company, the Parent or any one of the Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of the Parent’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)                               commences a voluntary case,

(B)                               consents to the entry of an order for relief against it in an involuntary case,

(C)                               consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)                               makes a general assignment for the benefit of its creditors, or

(E)                                generally is not paying its debts as they become due; and

(10)                          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Company, the Parent or any of the Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)                               appoints a custodian of the Company, the Parent or any of the Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of

Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary; or

(C)                               orders the liquidation of the Company, the Parent or any of the Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02                             Acceleration.

In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, with respect to the Parent or any one of the Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of the Parent’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders of all the Notes, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium on, if any, or interest, if any, on the Notes that has become due solely because of the acceleration) have been cured or waived.

Section 6.03                             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may, subject to the Collateral Trust Agreement, pursue any available remedy to collect the payment of principal of, premium on, if any, or interest, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture, if the rescission or waiver would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes.  Upon any such rescission or waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                             Control by Majority.

Subject to the Collateral Trust Agreement, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law, the Collateral Trust Agreement or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06                             Limitation on Suits.

Subject to the provisions of this Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.  Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                 such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)                                 Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)                                 such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)                                 the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)                                 during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07                             Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest, if any, on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08                             Collection Suit by Trustee.

If an Event of Default specified Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                             Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                             Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:                                                                  to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:                                                    to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third:                                                              to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01                             Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein,

upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                 the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)                                  No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                             Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)                                   The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

Section 7.03                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to 7.09 hereof.

Section 7.04                             Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                             Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06                             Compensation and Indemnity.

(a)                                 The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder.  The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The obligations of the Company and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture.

(d)                                 To secure the Company’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest, if any, on, particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in clauses (9) or (10)  of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07                             Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.09 hereof;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                 a custodian or public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08                             Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09                             Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                             Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02                             Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors (including, for avoidance of doubt, the Parent) will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in Sections 8.02(1) and 8.02(2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)                                 the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)                                 this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03                             Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors (including, for the avoidance of doubt, the Parent) will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and 4.19 hereof and Section 5.01(4) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant

Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors (including, for the avoidance of doubt, the Parent) may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(8) hereof will not constitute Events of Default.

Section 8.04                             Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)                                 The Parent and/or the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium on, if any, and interest, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)                                 in the case of Legal Defeasance, the Parent and/or the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)                               the Parent and/or the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)                               since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Parent and/or the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6)                                 the Parent and/or the  Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)                                 the Parent and/or the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which may be in-house counsel), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05                             Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                             Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest, if any, on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                             Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

(1)                                 to cure any ambiguity, defect or inconsistency;

(2)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                 to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4)                                 to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder in any material respect;

(5)                                 to conform the text of this Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated May 7, 2014, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees or the Security Documents, which intent may be evidenced by an Officer’s Certificate to that effect;

(6)                                 to enter into additional or supplemental Security Documents;

(7)                                 to release Collateral or any Guarantor in accordance with the terms of this Indenture and the Security Documents;

(8)                                 to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;

(9)                                 to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

(10)                          to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to effect the release of a Guarantor from any its obligations under its Note Guarantee or this Indenture to the extent permitted thereby or hereby.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02                             With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Note Guarantees.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

(3)                                 reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)                                 waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)                                 make any Note payable in money other than that stated in the Notes;

(6)                                 make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, on, or interest, if any, on the Notes;

(7)                                 release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture or the Security Documents; or

(8)                                 make any change in the preceding amendment and waiver provisions.

Any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

Section 9.03                             Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04                             Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05                             Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.02 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10.
COLLATERAL AND SECURITY

Section 10.01                      Security Documents.

The due and punctual payment of the principal of, premium on, if any, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest (to the extent permitted by law), on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Security Documents which the Company and the Guarantors have entered into simultaneously with the execution of this Indenture.  Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms hereof and of the Collateral Trust Agreement and authorizes and directs the Collateral Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Company will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Company will take, and will cause the Guarantors to take, upon request of the Trustee, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Parity Lien Obligations, a valid and enforceable perfected Lien in and on all the Collateral in favor of the Collateral Trustee for the benefit of the Holders of Notes, holders of other Parity Lien Obligations, to the extent required by, and with the Lien priority required under, the Secured Debt Documents.

Section 10.02                      Collateral Trust Agreement.

This Section 10 of this Indenture and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement.  Each of the Company and each Guarantor consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance therewith.  The Parity Lien will be released and/or subordinated by the Collateral Trustee as provided in the Collateral Trust Agreement and each Holder consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time.

Section 10.03                      Collateral Trustee.

(a)                                 U.S. Bank National Association has been appointed pursuant to the Collateral Trust Agreement to serve as the Collateral Trustee for the benefit of the holders of:

(1)                                 the Notes; and

(2)                                 all other Parity Lien Obligations outstanding from time to time.

(b)                                 The Collateral Trustee will hold (directly or through co-trustees or agents), and, after the Discharge of Priority Lien Obligations, will be entitled to enforce, all Liens on the Collateral created by the Security Documents.

(c)                                  Except as provided in the Collateral Trust Agreement or as directed by an Act of Required Debtholders in accordance with the Collateral Trust Agreement, the Collateral Trustee will not be obligated:

(1)                                 to act upon directions purported to be delivered to it by any Person;

(2)                                 to foreclose upon or otherwise enforce any Lien; or

(3)                                 to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

(d)                                 the Company will deliver to each Secured Debt Representative copies of all Security Documents delivered to the Collateral Trustee.

Section 10.04                      Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt.

(a)                                 Notwithstanding:

(1)                                 anything to the contrary contained in the Security Documents;

(2)                                 the time of incurrence of any Series of Parity Lien Debt;

(3)                                 the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(4)                                 the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5)                                 the time of taking possession or control over any Collateral;

(6)                                 that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7)                                 the rules for determining priority under any law governing relative priorities of Liens:

(i) all Parity Liens granted at any time by the Company or any Guarantor will secure, equally and ratably, all present and future Parity Lien Obligations; and (ii) all proceeds of all Parity Liens granted at any time by the Company or any Guarantor will be allocated and distributed equally and ratably on account of each Series of Parity Lien Debt and other Parity Lien Obligations.

(b)                                       Section 10.02(a) hereof is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens. The Parity Lien Representative of each future Series of Parity Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Priority Collateral Trustee, the Collateral Trustee and the Trustee at the time of incurrence of such Series of Parity Lien Debt.

Section 10.05                      Ranking of Parity Liens.

(a)                                 Notwithstanding:

(1)                                 anything to the contrary contained in the Security Documents;

(2)                                 the time of incurrence of any Series of Secured Debt;

(3)                                 the order or method of attachment or perfection of any Liens securing any Series of Secured Debt;

(4)                                 the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5)                                 the time of taking possession or control over any Collateral;

(6)                                 that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7)                                 the rules for determining priority under any law governing relative priorities of Liens,

all Parity Liens at any time granted by the Company or any Guarantor will be subject and subordinate to all Priority Liens securing Priority Lien Obligations up to the Priority Lien Cap.

(b)                                 This Section 10.05 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Representative and the Priority Collateral Trustee as holder of Priority Liens.  No other Person will be entitled to rely on, have the benefit of or enforce this provision.  The Parity Lien Representative of each future Series of Parity Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Priority Collateral Trustee, the Collateral Trustee and each Priority Lien Representative at the time of incurrence of such Series of Parity Lien Debt.

(c)                                  This Section 10.05 sets forth the relative ranking, as Liens, of the Liens securing Parity Lien Debt as against the Priority Liens.  Neither the Notes nor any other Parity Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of this Section 10.05, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section 10.06                      Relative Rights.

Nothing in this Indenture, the Notes or the Security Documents will:

(a)                                 impair, as to the Company and the Holders of the Notes, the obligation of the Company to pay principal of, premium and interest, if any, on the Notes in accordance with their terms or any other obligation of the Company or any Guarantor;

(b)                                 affect the relative rights of Holders of Notes as against any other creditors of the Company or any Guarantor (other than holders of Priority Liens, Permitted Liens or other Parity Liens);

(c)                                  restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions of the Collateral Trust Agreement);

(d)                                 restrict or prevent any Holder of Notes or other Parity Lien Obligations, the Collateral Trustee or any Parity Lien Representative from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the Collateral Trust Agreement; or

(e)                                  restrict or prevent any Holder of Notes or other Parity Lien Obligations, the Collateral Trustee or any Parity Lien Representative from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the Collateral Trust Agreement.

Section 10.07                      Further Assurances; Insurance.

(a)                                 The Company and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Parity Lien Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Parity Lien Document to become, Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Parity Lien Documents. Without limiting the foregoing, to the extent that any security interest in the Collateral existing on the date of this Indenture securing the Notes cannot be perfected on or prior to the date of this Indenture, after the use of commercially reasonable efforts, the Company and each of the Guarantors will cause all such security interests to be perfected (to the extent required by the Parity Lien Documents) no later than 45 days after the date of this Indenture.

(b)                                 Notwithstanding anything herein to the contrary, to the extent the Parent, the Company or any of its Subsidiaries is required to grant a perfected security interest in and over any of their respective operating accounts pursuant to the terms of the Credit Agreement, the Parent, the Company or such subsidiary shall use commercially reasonable efforts to make arrangements such that a perfected security interest in such operating account(s) is granted to the Collateral Trustee (for the benefit of itself and the holders of the Parity Lien Obligations) substantially concurrently therewith.

(c)                                  Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Company and each of the Guarantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of the holders of Parity Lien Obligations.

(d)                                 The Company and the Guarantors will maintain such insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), as are determined by the Company in good faith to be reasonable and prudent, taking into account the risks that are associated with the areas in which the Company and the Guarantors operate and the practices of businesses engaged in similar activities in a similar geographic area, including any self-insurance determined by the Company to be reasonable and prudent.

(e)                                  Upon the reasonable request of the Collateral Trustee, the Company and the Guarantors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers.  The Collateral Trustee will be named as an additional insured, with a waiver of subrogation, on all insurance policies of the Company and the Guarantors and the Collateral Trustee will be named as loss payee, with notice of cancellation or material change in accordance with the terms of the applicable insurance policy, on all property and casualty insurance policies of the Company and the Guarantors.

Section 10.08                      Release of Liens in Respect of Notes.

The Collateral Trustee’s Parity Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Parity Liens on the Collateral will terminate and be discharged:

(1)                                 upon satisfaction and discharge of this Indenture in accordance with Article 12 hereof;

(2)                                 upon a Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof;

(3)                                 upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged; or

(4)                                 with the consent of the holders of at least 66 2/3% in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class in accordance with Article 9 hereof.

ARTICLE 11.
NOTE GUARANTEES

Section 11.01                      Guarantee.

(a)                                 Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)                                 the principal of, premium, if any, on, and interest, if any, on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any, on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)                                 in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)                                 Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02                      Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03                      Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Parent or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.16 hereof, the Parent will cause such Domestic Subsidiary to comply with the provisions of Section 4.16 hereof and this Article 11, to the extent applicable.

Section 11.04                      Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)                                 immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)                                 either:

(a)                                 subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger becomes a Guarantor under this Indenture and the Security Documents pursuant to a supplemental indenture and appropriate Security Documents satisfactory to the Trustee; or

(b)                                 the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.05                      Releases.

The Note Guarantee of a Guarantor (other than the Parent) will be automatically released without the consent of any Holder of Notes:

(a)                                 in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, including by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company, the Parent or a Restricted Subsidiary of the Parent if the sale or other disposition does not violate Section 4.10 hereof;

(b)                                 in connection with any sale, issuance or other disposition of Capital Stock of that Guarantor by way of merger, consolidation or otherwise to a Person that is not (either before or after giving effect to such transaction) the Company, the Parent or a Restricted Subsidiary of the Parent, if the sale, issuance or other disposition does not violate Section 4.10 hereof and the Guarantor ceases to be a Restricted Subsidiary of the Parent as a result of the sale or other disposition;

(c)                                  if the Parent designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.17 hereof;

(d)                                 upon legal defeasance or covenant defeasance in accordance with Article 8 hereof or upon satisfaction and discharge of this Indenture in accordance with Article 12 hereof;

(e)                                  such Guarantor ceases to guarantee Indebtedness of the Company under the Credit Agreement or any other Indebtedness of the Company, the Parent or any other Guarantor, other than in connection with a discharge in full of all such Indebtedness; or

(f)                                   as provided by the Collateral Trust Agreement.

In the event that a Note Guarantee of a Guarantor shall be released in accordance with subparagraph (a) or (b) of this Section 11.05, upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.  In the event that a Note Guarantee of a Guarantor shall be released in accordance with subparagraphs (c) through (f) of this Section 11.05, at the Company’s written request, the Trustee will execute and deliver an instrument acknowledging such release.  Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12.
SATISFACTION AND DISCHARGE

Section 12.01                      Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)                                 either:

(a)                                 all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)                                 all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Parent, any of its Restricted Subsidiaries or any combination thereof has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest, if any, on the Notes to the date of maturity or redemption;

(2)                                 in respect of Section 12.01(1)(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)                                 the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)                                 the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel (which may be in-house counsel) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 12.01(1)(b), the provisions of Sections 12.02 and 8.06 hereof will survive.  In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02                      Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium on, if any, or interest, if any, on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13
MISCELLANEOUS

Section 13.01                      Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Forestar (USA) Real Estate Group Inc.
c/o Forestar Group Inc.
6390 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746-5149
Facsimile No.:  (512) 433-5203
Attention:  General Counsel

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036
Facsimile No.:  (917)777-3259
Attention: Michael J. Zeidel

If to the Trustee:

U.S. Bank National Association
5555 San Felipe, Suite 1150

Houston, Texas 77056
Facsimile No.:  (713) 235-9213
Attention:  Mauri J. Cowen, Vice President

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.02                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                 an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.03                      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.04                      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05                      No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Parent, the Company or any other Restricted Subsidiary, as such, will have any liability for any obligations of the Parent, the Company or any other Restricted Subsidiary under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.06                      Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.07                      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.08                      Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 13.09                      Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.10                      Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.11                      Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

(Signature Page Follows)

SIGNATURES

Dated as of March 12, 2014

Forestar (USA) Real Estate Group Inc.

	By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer & Treasurer

Forestar Group Inc.

	By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer & Treasurer

Forestar Minerals LP

	By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer & Treasurer

Forestar Oil & Gas LLC

	By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer & Treasurer

Forestar Realty Inc.

	By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer & Treasurer

Forestar Hotel Holding Company Inc.

By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer & Treasurer

Capitol of Texas Insurance Group Inc.

By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer & Treasurer

Forestar Capital Inc.

By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer & Treasurer

Forestar Minerals GP LLC.

By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer & Treasurer

Forestar Minerals Holdings LLC

By:	/s/ Kenneth Gibson
Name: Kenneth Gibson
Title: Vice President and Treasurer

Harbor Lakes Golf Club LLC

By:	/s/ Mary M. Cowser
Name: Mary M. Cowser
Title: Vice President & Treasurer

Harbor Lakes Club Management LLC

By:	/s/ Mary M. Cowser
Name: Mary M. Cowser
Title: Vice President & Treasurer

Johnstown Farms LLC

By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer & Treasurer

San Jacinto I LLC

By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer & Treasurer

Sustainable Water Resources LLC

By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer & Treasurer

SWR Holdings LLC

By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer & Treasurer

Stoney Creek Properties LLC

By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer & Treasurer

Forco Real Estate Inc.

By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer & Treasurer

Forestar Petroleum Corporation

By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer & Treasurer

SECO Energy Corporation

By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer & Treasurer

United Oil Corporation

By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer & Treasurer

U.S. Bank National Association

By:	/s/ Mauri Cowen
Name: Mauri Cowen
Title: Authorized Signatory

[Face of Note]

CUSIP/CINS

8.500% Senior Secured Notes due 2022

No.	$

FORESTAR (USA) REAL ESTATE GROUP INC.

promises to pay to                or registered assigns,

the principal sum of                                                                                                                      DOLLARS on June 1, 2022.

Interest Payment Dates:  June 1 and December 1

Record Dates:  May 15 and November 15

Dated:

FORESTAR (USA) REAL ESTATE GROUP INC.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Back of Note]
8.500% Senior Secured Notes due 2022

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                 INTEREST.  Forestar (USA) Real Estate Group Inc., a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 8.500% per annum from                       until maturity.  The Company will pay interest, if any, semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be                  ,         .   The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)                                 METHOD OF PAYMENT.  The Company will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)                                 PAYING AGENT AND REGISTRAR.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes.  The Company, the Parent or any of the Parent’s Restricted Subsidiaries may act as Paying Agent or Registrar.

(4)                                 INDENTURE AND SECURITY DOCUMENTS.  The Company issued the Notes under an Indenture dated as of May 12, 2014 (the “Indenture”) among the Company, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are secured obligations of the Company.  The Notes are secured by the Collateral pursuant to the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)                                 OPTIONAL REDEMPTION.

(a)                                 At any time prior to June 1, 2017, the Parent or the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes issued under the Indenture after the date of the Indenture), upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 108.500% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date that is on or prior to the applicable date of redemption), with the net cash proceeds of an Equity Offering by the Parent or a contribution to Parent’s common equity capital made with the net cash proceeds of a concurrent Equity Offering by Parent’s direct or indirect parent; provided that:

(i)                                     at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Parent and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii)                                  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of such Equity Offering.

(b)                                 At any time prior to June 1, 2018, the Company may on any one or more occasions redeem all or any part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date that is on or prior to the applicable date of redemption).

(c)                                  Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to June 1, 2018.

(d)                                 On or after June 1, 2018, the Company may on any one or more occasions redeem all or any part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date that is on or prior to the applicable date of redemption:

Year	Percentage
2018	104.250%
2019	102.125%
2020 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)                                 MANDATORY REDEMPTION.  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)                                 REPURCHASE AT THE OPTION OF HOLDER.

(a)                                 If a Change of Control occurs, each Holder will have the right to require the Company to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the applicable date of purchase (the “Change of Control Payment Date”). Within 15 days following any Change of Control, the Company will mail a notice to each Holder generally describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice.

(b)                                 If the Parent or any of its Restricted Subsidiaries consummates any Asset Sales, within 10 days of each date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will make an Asset Sale Offer to all

Holders of the Notes and, if required by the terms of any other Parity Lien Debt, all such holders of other Parity Lien Debt, to purchase, prepay or redeem the maximum principal amount of Notes and such other Parity Lien Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, prepayment or redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of purchase, prepayment or redemption, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Parity Lien Debt tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Parent will select the Notes and such other Parity Lien Debt to be purchased on a  pro rata basis based on the amounts tendered or required to be prepaid or redeemed (with the Notes tendered in such offer to be paid on a pro rata basis or, in the case of Notes issued in global form as discussed under Section 3.02 of the Indenture, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate and with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8)                                 NOTICE OF REDEMPTION.  Subject to the provisions of Section 3.09 of the Indenture, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 of the Indenture.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(9)                                 DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)                          PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as the owner of it for all purposes.  Only registered Holders have rights under the Indenture.

(11)                          AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Without the consent of any Holder of Notes, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder in any material respect, to conform the text of the Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated May 7, 2014, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Note Guarantees or the Security Documents, which intent may be evidenced by an Officer’s Certificate to that effect, to enter into additional or supplemental Security Documents, to release Collateral or any Guarantor in accordance with the terms of the Indenture and the Security Documents, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture, or to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to effect the release of a Guarantor from any its obligations under its Note Guarantee or the Indenture to the extent permitted thereby.

(12)                          DEFAULTS AND REMEDIES.  Events of Default include:  (i) default for 30 days in the payment when due of interest, if any, on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, (iii) failure by the Parent or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Parent or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or the Security Documents; (v) default under certain other agreements relating to Indebtedness of the Company which default is a Payment Default or results in the acceleration of such Indebtedness prior to its stated maturity; (vi) failure by the Parent or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million (net of any amounts which are covered by insurance policies), which judgments are not paid, discharged, stayed or appealed for a period of 60 days; (vii) certain occurrences set forth in the Indenture in which Parity Liens are deemed to be unenforceable or in which obligations of the Company or any other Pledgor, or any Person acting on behalf of any of them denies or disaffirms obligations set forth in or arising under any Security Document relating to Collateral; (viii) except as permitted by the Indenture, any Note Guarantee by the Parent or any Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is the Parent or a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is the Parent or a Significant Subsidiary, denies or disaffirms its obligations under its Note Guarantee; and (ix) certain events of bankruptcy or insolvency set forth in the Indenture with respect to the Company, the Parent or any of the Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of the Parent’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any of the Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of the Parent’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any,) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission or waiver would not conflict with any judgment or decree, except a continuing Default or Event of

Default in the payment of principal of, premium on, if any, or interest, if any, on, the notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13)                          TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14)                          NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Parent, the Company or any other Restricted Subsidiary, as such, will have any liability for any obligations of the Parent, the Company or any other Restricted Subsidiary under the Notes, the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(15)                          AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)                          ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)                          CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)                          GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Forestar (USA) Real Estate Group Inc.

c/o Forestar Group Inc.
6390 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746-5149
Facsimile No.:  (512) 433-5203
Attention:  General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                   to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*                 This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Forestar (USA) Real Estate Group Inc.

c/o Forestar Group Inc.
6390 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746-5149
Facsimile No.:  (512) 433-9213
Attention:  General Counsel

U.S. Bank National Association

5555 San Felipe, Suite 1150

Houston, Texas 77056
Facsimile No.:  (713) 235-9206
Attention:  Mauri J. Cowen, Vice President

Re:  8.500% Senior Secured Notes due 2022

Reference is hereby made to the Indenture, dated as of May 12, 2014 (the “Indenture”), among Forestar (USA) Real Estate Group Inc., as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to                                                         (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐                    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐                    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the

Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐                    Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐   such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)                                  ☐   such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private

Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐                    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐   Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐   Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐   Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐   a beneficial interest in the:

(i)                                     ☐   144A Global Note (CUSIP                   ), or

(ii)                                  ☐   Regulation S Global Note (CUSIP                   ), or

(iii)                               ☐   IAI Global Note (CUSIP                   ), or

(b)                                 ☐    a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐   a beneficial interest in the:

(i)                                     ☐   144A Global Note (CUSIP                   ), or

(ii)                                  ☐   Regulation S Global Note (CUSIP                   ), or

(iii)                               ☐   IAI Global Note (CUSIP                   ), or

(iv)                              ☐   Unrestricted Global Note (CUSIP                   ); or

(b)                                 ☐   a Restricted Definitive Note; or

(c)                                  ☐   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Forestar (USA) Real Estate Group Inc.

c/o Forestar Group Inc.
6390 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746-5149
Facsimile No.:  (512) 433-9213
Attention:  General Counsel

U.S. Bank National Association

5555 San Felipe, Suite 1150

Houston, Texas 77056
Facsimile No.:  (713) 235-9206
Attention:  Mauri J. Cowen, Vice President

Re:  8.500% Senior Secured Notes due 2022

(CUSIP [         ])

Reference is hereby made to the Indenture, dated as of May 12, 2014 (the “Indenture”), among Forestar (USA) Real Estate Group Inc., as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Forestar (USA) Real Estate Group Inc.

c/o Forestar Group Inc.
6390 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746-5149
Facsimile No.:  (512) 433-5203
Attention: General Counsel

U.S. Bank National Association

5555 San Felipe, Suite 1150

Houston, Texas 77056
Facsimile No.:  (713) 235-9213
Attention:  Mauri J. Cowen, Vice President

Re:  8.500% Senior Secured Notes due 2022

Reference is hereby made to the Indenture, dated as of May 12, 2014 (the “Indenture”), among Forestar (USA) Real Estate Group Inc., as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                         aggregate principal amount of:

(a)  ☐ a beneficial interest in a Global Note, or

(b)  ☐ a Definitive Note,

we confirm that:

1.                                      We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.                                      We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with

D-1

the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                                      We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                      We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 12, 2014 (the “Indenture”) among Forestar (USA) Real Estate Group Inc., (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium on, if any, and interest, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Name of Guarantor(s)]

By:
Name:
Title:

E-2

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                                 , among                                      (the “Guaranteeing Subsidiary”), a subsidiary of Forestar Group Inc. (or its permitted successor), a Delaware corporation (the “Parent”), Forestar (USA) Real Estate Group Inc. (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 12, 2014 providing for the issuance of 8.500% Senior Secured Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

4.                                      NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Parent, the Company or any other Restricted Subsidiary, as such, will have any liability for any obligations of the Parent, the Company or any other Restricted Subsidiary under the Notes, the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

5.                                      NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL

INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.                                      EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.                                      THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:	,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

FORESTAR (USA) REAL ESTATE GROUP INC.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory